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Innovation with intent Proxy Statement & Notice of 2022 Annual Meeting of Shareholders February 22, 2022

[LOGO]

Dear Fellow Oshkosh Corporation Shareholder: January 5, 2022 Over the past year, our teams have persevered through unprecedented challenges resulting from the global pandemic. The health and safety of our team members remained a top priority throughout the year. We maintained strict protocols to protect our team members from exposure to COVID-19 in the workplace, allowing us to operate safely. We also navigated through significant material cost inflation as well as supply chain and logistics disruptions that impacted our operations. Despite these challenges, we delivered strong financial results with net sales of $7.74 billion and diluted earnings per share of $6.83, representing increases of 12.8% and 44.7%, respectively, versus fiscal 2020. I would like to thank our team members around the globe for their perseverance and dedication in making fiscal 2021 another successful year for Oshkosh. In fiscal 2021, we unveiled our evolved strategy “Innovate. Serve. Advance.” to underscore our purpose of making a difference in the lives of those who build, serve, and protect our communities around the world. Strong governance and sustainability remain at the forefront for Oshkosh. We are committed to limiting our impacts on climate change by reducing our energy consumption and greenhouse gas emissions and maximizing the efficiency of our operations. We are also making investments in the development of energy efficient technologies across all of our product categories. We continue efforts to advance our Diversity, Equity and Inclusion (DE&I) programs, including publishing our diversity representation in our 2020 Sustainability Report, growing our Employee Business Resource Groups and continuing efforts to attract and retain diverse talent. With the support of the Board and our strong leadership team, we are advancing our innovation and growth strategies. In fiscal 2021, we completed the acquisition of Pratt & Miller Engineering & Fabrication, LLC and made strategic investments in companies such as Microvast Holdings, Inc. to enhance our capabilities in electrification and robotics. The award of the United States Postal Service (USPS) contract to produce the Next Generation Delivery Vehicle (NGDV) is a great example of our ability to develop purpose-built solutions for our customers and to expand into new markets. We will continue to make investments in our team members and in technological advancements to strategically position us for long-term growth. On behalf of the Board and our approximately 15,000 Oshkosh Corporation team members, thank you for your continued support of, and confidence in, Oshkosh Corporation. Sincerely, Stephen D. Newlin Chairman of the Board OSHKOSH CORPORATION 2021 Proxy Statement

Notice of Annual Meeting of Shareholders January 5, 2022 Due to concerns relating to the COVID-19 pandemic, and to support the health and wellbeing of our team members and shareholders, Oshkosh will hold a virtual Annual Meeting on February 22, 2022. How to attend the 2022 virtual Annual Shareholders’ Meeting This year’s Annual Meeting will be virtual and held online via live webcast. To attend the Annual Meeting and examine our list of shareholders, you will need to visit www.virtualshareholdermeeting.com/OSK2022, and you will be required to enter the control number on your proxy card or voting instruction form. Your vote is very important. Even if you plan to attend the virtual Annual Meeting, please vote your shares as soon as possible, either online or by phone as directed in the Notice of Internet Availability of Proxy Materials or by returning a completed proxy card in the envelope provided. Even if you vote in advance, you are still entitled to attend and vote at the Annual Meeting. If you vote at the Annual Meeting, that vote will have the effect of revoking any prior vote. By Order of the Board of Directors, Ignacio A. Cortina Executive Vice President, General Counsel and Secretary Mailing the signed proxy or voting instruction form Virtual Annual Meeting Internet at www.proxyvote.com Toll-free from the United States or Canada to 1-800-690-6903 OSHKOSH CORPORATION 2021 Proxy Statement MEETING INFORMATION February 22, 2022 8:00 a.m. (Central Standard Time) Virtual Meeting www.virtualshareholdermeeting. com/OSK2022 AGENDA: 1. To elect nine directors; 2. To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2022; 3. To approve, by advisory vote, the compensation of our named executive officers; and 4. To consider and act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Table of Contents PROXY STATEMENT SUMMARY .................................................................................. . 1 PROPOSAL 1: ELECTION OF DIRECTORS ........................................................................... 6 DIRECTOR COMPENSATION .................................................................................... .15 GOVERNANCE OF THE COMPANY ................................................................................. 17 PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR FOR FISCAL YEAR ENDING DECEMBER 31, 2022 ... .24 STOCK OWNERSHIP .......................................................................................... 26 COMPENSATION DISCUSSION AND ANALYSIS ..................................................................... 28 Executive Summary ...................................................................................... 28 Introduction and Overview ............................................................................... 28 Oshkosh Strengths, Strategy and Fiscal 2021 Highlights ..................................................... 28 Pay for Performance .................................................................................... 29 Transition to Calendar Year for Fiscal 2022 ................................................................. 29 Say-on-Pay and Preview to Fiscal 2022 Compensation ...................................................... 30 Human Resources Committee Oversight Responsibilities ..................................................... 30 Compensation Philosophy and Objectives ................................................................... .31 Annual Compensation Program Design Review . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32 Determining Pay Levels ................................................................................... 32 Compensation Decisions for Fiscal 2021 .................................................................... 32 Base Salary ............................................................................................ 32 Annual Cash Incentive Awards ............................................................................ 33 Annual Cash Incentive Awards – Operating Income and Fiscal 2021 Results .................................... 34 Annual Cash Incentive Awards – Days Net Working Capital and Fiscal 2021 Results ............................. 35 Fiscal 2021 Annual Incentive Award Payouts ................................................................ 35 Equity-Based Long-Term Incentive Awards ................................................................. 36 Performance Share Awards .............................................................................. 36 Total Shareholder Return ................................................................................ 37 TSR-Results that Impacted Fiscal 2021 .................................................................... 37 Return on Invested Capital ............................................................................... 38 ROIC-Results that Impacted 2021 ......................................................................... 38 Retirement Benefits ..................................................................................... 39 Deferred Compensation ................................................................................. 40 Other Benefits .......................................................................................... 40 Executive Employment and Other Agreements ............................................................. 40 CEO Transition .......................................................................................... .41 Executive Incentive Compensation Clawback Policy ........................................................ 42 Stock Ownership Guidelines for Executive Officers .......................................................... 42 Prohibition Against Hedging and Pledging ................................................................. 42 Tax Treatment of Compensation .......................................................................... 42 Relation of Our Compensation Policies and Procedures to Risk Management .................................. 43 Human Resources Committee Report ..................................................................... 43 COMPENSATION TABLES ...................................................................................... 44 COMPENSATION AGREEMENTS ................................................................................. 56 PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION .............................................. 60 GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING .................................................. 62 OSHKOSH CORPORATION 2021 Proxy Statement

Proxy Statement Summary



To assist you in reviewing the proposals to be considered at the Annual Meeting, we call your attention to the following summary, which includes information about our fiscal 2021 financial performance. For more complete information, please review our 2021 Annual Report on Form 10-K and this entire Proxy Statement.

VOTING MATTERS AND RECOMMENDATIONS

The following proposals are scheduled to be presented at the upcoming 2022 Annual Shareholders' Meeting:

Management Proposals		Board's Recommendation	Page
Proposal 1	Election of nine directors, each until the 2023 Annual Shareholders' Meeting	**FOR** each nominee	6
Proposal 2	Ratification of Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2022	**FOR**	24
Proposal 3	Advisory vote to approve executive compensation	**FOR**	60

OSHKOSH STRENGTHS, STRATEGY AND FISCAL 2021 HIGHLIGHTS

Oshkosh Corporation (Oshkosh) is a world leader in designing, manufacturing and marketing innovative, mission critical vehicles and equipment. Fiscal 2021 began slowly, but gained momentum, as vaccination rates increased, shelter in place restrictions were eased and business activity progressed beyond prior year levels. We returned to growth beginning in our fiscal second quarter and grew both revenues and earnings for the full year.

We are focused on delivering shareholder value. Highlights for the Company in fiscal 2021 include:

- Completed the acquisition of Pratt & Miller Engineering & Fabrication, LLC (Pratt Miller) in January 2021.
- Began production and shipment of two access equipment industry firsts with the revolutionary new DaVinci® all-electric scissor lift as well as an innovative self-leveling boom lift.
- Announced the redesigned Striker® Aircraft Rescue and Fire Fighting (ARFF) vehicle.
- Expanded our access equipment production facility in Tianjin, China to serve the growing Asia-Pacific region.
- Introduced North America's first product line of electric fire trucks, the Pierce® Volterra™ electric custom pumper and the Volterra electric ARFF vehicle.
- Won the United States Postal Service (USPS) competition to supply the Next Generation Delivery Vehicle (NGDV), including a combination of zero emission battery electric vehicles (EV) and low emission internal combustion engine (ICE) vehicles (discussed more fully below).
- Made several notable investments in emerging technologies including electrification, robotics, autonomy and intelligent products.

In February 2021, we won the contract to supply the USPS with its NGDV. The 10-year contract calls for Oshkosh to provide the USPS with a combination of both EVs and low emission ICE vehicles. The contract allows the USPS to purchase between 50,000 and 165,000 units over 10 years. Our innovative solution provides the USPS with outstanding value and a flexible path to electrifying its fleet over the next decade as any ICE units can be converted to EV.

Our Oshkosh Defense team subsequently won the U.S. Army's Medium Caliber Weapons System (MCWS) contract. The six-year contract is for the integration and installation of the MCWS onto Stryker vehicles used by Army Brigade Combat Teams and includes a full spectrum of technical, logistics and integrated product support. The contract is worth up to $943 million, if fully executed.

OSHKOSH CORPORATION 2021 Proxy Statement 1

PROXY STATEMENT SUMMARY

The City of Madison Fire Department in Wisconsin has been using the Pierce Volterra electric custom pumper in the field since June 2021, successfully responding to more than one thousand calls. We are leveraging their experience and feedback to optimize our design. Our engineers have also partnered with Peterbilt to deliver EV refuse collection vehicles to Boise, Idaho. There are numerous other EV products in development across all of our businesses, as the electrification of our products continues to be a growing and important part of our future.

During the fiscal year, we updated our longstanding MOVE strategy to align with the needs of our growing business. We describe our strategy with three simple words: Innovate. Serve. Advance. We believe our strategy provides the necessary framework to drive long-term, sustainable growth and is grounded in our purpose – making a difference in people's lives. We innovate customer solutions by combining leading technologies and operational strength to empower and protect the everyday hero. We serve and support those who rely on us with a relentless focus throughout the product lifecycle. We advance by expanding into new markets and geographies to make a difference around the world.

We delivered strong growth in fiscal 2021, but supply chain and logistics disruptions across the globe coupled with rapidly increasing input costs put pressure on our operations and financial results. Despite these challenges, we delivered double digit revenue and operating income growth for the full year. We expect our performance will improve as we work through these challenges that are impacting many companies across the globe.

The Company delivered revenues of $7.74 billion and operating income of $544.7 million in fiscal 2021, increases of 12.8% and 11.5%, respectively, versus fiscal 2020. Revenue, operating income and earnings per share performance for the past five years are shown below. We maintain a positive long-term outlook based on strong market fundamentals, strategic program wins in our Defense segment and a comprehensive offering of innovative new products.


Revenue ($ billions)
$6.83
$7.71
$8.38
$6.86
$7.74
FY17 FY18 FY19 FY20 FY21


Operating Income ($ millions)
$470
$656
$797
$489
$545
FY17 FY18 FY19 FY20 FY21


Diluted Earnings Per Share ($)
$3.77
$6.29
$8.21
$4.72
$6.83
FY17 FY18 FY19 FY20 FY21

Returning cash to shareholders continues to be a key component of our responsible capital allocation strategy. During the year, we resumed our share repurchase program after a pandemic-induced pause in fiscal 2020. In fiscal 2021, we returned $198 million of cash to shareholders through a combination of dividends and share repurchases, including cash dividends totaling $90 million.

Additionally, we announced a 12% increase in our quarterly dividend rate from $0.33 to $0.37 per share on October 28, 2021. This marks our eighth straight year of double-digit percentage increases in the Company's dividend rate and reflects the confidence we have in our business model and our longer-term outlook.

HUMAN CAPITAL MANAGEMENT AND SUSTAINABILITY

Oshkosh fosters a People First culture that values diversity, equity and inclusion. We invest in programs to enable the engagement, safety, wellbeing and development of our team members. The strength of our People First culture is demonstrated by our efforts in navigating the challenges of the COVID-19 pandemic.

Workforce Demographics. As of September 30, 2021, Oshkosh had approximately 15,000 team members, approximately 9,000 of whom were production team members. 2,300 of these team members were located outside the United States.

OSHKOSH CORPORATION 2021 Proxy Statement 2

PROXY STATEMENT SUMMARY Our People First Culture. We believe in putting people first, which means caring for our team members, customers and communities, and building a company that understands that prioritizing people will enable us to deliver our strategy of Innovate. Serve. Advance. Our strategy is grounded in our purpose – making a difference in people’s lives. Diversity, Equity and Inclusion (DE&I). We believe that an inclusive and diverse workplace is critical to our strategy. In fiscal 2021, we made meaningful progress toward our diversity goals. We set a goal that 50% of all U.S. non-production new hires would be diverse, a 10% increase versus the prior year. During fiscal 2021, 48% of our external hires were diverse, a 6% increase compared to fiscal 2020. In an effort to increase transparency, we published our diverse representation in our 2020 Sustainability Report. We have seven Employee Business Resource Groups, which have continued to gain momentum. Our Diversity Council, which is sponsored by our CEO and has cross business representation, enabled the advancement of our DE&I programs enterprise-wide. Additionally, we have continued to offer diversity training, with 1,650 team members completing unconscious bias education since fiscal 2020. Engagement. People First has been the cornerstone of our culture during the pandemic. We quickly adapted to the needs of our businesses and team members during COVID-19 by increasing opportunities for hybrid and remote work as well as leveraging unique shift options to adjust to the changing needs of our production workforce. We also provided onsite COVID-19 testing and support to our U.S. team members in collaboration with our community partners. Additionally, we protected wages for our manufacturing teams impacted by COVID-19 by providing pay programs to support our team members during quarantine periods. In the midst of the pandemic, our engagement survey scores were at a record high for the Company. We identified opportunities to connect with our team through more frequent leader updates, regular virtual town halls, virtual social events and newsletters. Our Oshkosh team rallied together and persevered during this challenging year. Our passion for serving our community continued with our Oshkosh team pivoting to virtual activities and we donated over 15,000 volunteer hours to local charities. In fiscal 2021, the Company was named one of the World’s Most Ethical Companies by Ethisphere for the sixth consecutive year and was one of only eight honorees in the industrial manufacturing category. Workplace Safety and Wellbeing. We are committed to the safety, security and wellbeing of our team members. The Company continues to maintain a safe working environment, reducing risks that may result in lost time, recordable injuries and hardship for our team members. In fiscal 2021, we achieved a lost time rate of 0.48 and a recordable injury rate of 2.39. At Oshkosh, we also offer a comprehensive benefits package which includes a number of programs to ensure that our team members and their families have opportunities to enhance their wellbeing. Growth and development. Our ability to attract, develop and retain world-class talent is critical to our business strategy. In fiscal 2021, in spite of COVID-19 challenges, we established a series of virtual executive leadership development events. More than 350 global leaders completed over 2,000 hours of learning on topics including DE&I, megatrends, data analytics and innovation. Our enterprise Learning Management System was expanded to provide all global team members with access to learning content on our technology platform. Our ability to support remote and hybrid work options and commitment to DE&I were demonstrated in our fiscal 2021 talent acquisition demographics. More than 48% of U.S. office vacancies were filled with diverse candidates, including women, veterans, people of color and people with disabilities. We also continued our School to Work, internship and apprenticeship programs. Sustainability. We are proud to be a leader in sustainable business practices. We were recently named to the Dow Jones Sustainability World Index for the third consecutive year. We have received numerous awards and recognition for being a leader in environmental, social and governance (ESG) practices and encourage you to read more about our commitment to the environment as well as our responsible business practices in our Oshkosh Corporation Sustainability Report. We are not including the information contained in that report as a part of, or incorporating it by reference into, this Proxy Statement. LEADERSHIP TRANSITION As a result of our thoughtful and robust succession planning process, on November 17, 2020, the Board acted to appoint John C. Pfeifer, the then President and Chief Operating Officer of the Company, as President and Chief Executive Officer of the Company effective April 2, 2021. The Board of Directors also elected Mr. Pfeifer as a director of the Company to fill the vacancy that was created by Wilson R. Jones’ retirement from the Board and as Chief Executive Officer. OSHKOSH CORPORATION 2021 Proxy Statement 3

PROXY STATEMENT SUMMARY

SHAREHOLDER ENGAGEMENT

We are proud of our frequent and active shareholder engagement. In fiscal 2021, we continued investor outreach by participating in virtual investor conferences and investor meetings. As vaccination rates increased, we began hosting small groups of investors at our headquarters in Oshkosh and conducted visits to multiple company manufacturing facilities. A summary of recent in-person and virtual outreach is listed below:

- ✓ participated in 14 virtual investor conferences
- ✓ hosted two investor visits to Oshkosh facilities
- ✓ held several discussions with investors at tradeshows
- ✓ conducted more than 400 total Company discussions with shareholders and potential shareholders

Our team uses a purposeful and deliberate approach to build better lines of communication between investors and management.

Investor Relations – our team regularly meets with investors, potential investors and investment analysts

Management – our meetings with investors often include our CEO, CFO and other key leaders. We have responded with virtual meetings and video conferences during the pandemic

Operations – our meetings include visits to our facilities so investors can interact with our people and see demonstrations of our products first-hand

Listen – we strive to hold listening sessions at every investor meeting

Learn – we engage with shareholders to learn their top-of-mind topics

Understand – we seek to understand investors' views on important subjects such as our performance, corporate governance, ESG issues, human capital management, capital allocation and executive compensation


MEET
ENGAGE
Shareholder Engagement
ASSESS
SHARE

Review – we compile and examine data from our investor interactions throughout the year

Analyze – we study the data to determine where we can better discuss our performance, goals and initiatives on topics that are important to our shareholders

Company performance – we present our financial performance and our outlook

Strategy – we describe how our strategies are designed for long-term success

Competitive landscape – we discuss the competitive dynamics in our industry and explain why we believe we are well-positioned moving forward

As we continue our efforts to build and strengthen our relationships with the investment community, we encourage you to contact us via any of the methods below:

Write	Call	Email	Attend
Corporate Secretary Oshkosh Corporation 1917 Four Wheel Drive Oshkosh, WI 54902	Investor Relations (920) 502-3059	ir@oshkoshcorp.com	https://investors.oshkoshcorp.com/events-and-presentations/default.aspx Please also visit www.oshkoshcorp.com for a regularly updated list of shareholder events

OSHKOSH CORPORATION 2021 Proxy Statement 4

PROXY STATEMENT SUMMARY Transition to Calendar Year for Fiscal 2022 As previously announced, the Company is transitioning to a calendar year fiscal year beginning January 1, 2022 to better align our planning and reporting activities with those of our customers and suppliers. In this Proxy Statement, we refer to the fiscal year ended September 30, 2021 as “fiscal 2021”, the period of October 1, 2021 to December 31, 2021 as the “transition period” and the year January 1, 2022 to December 31, 2022 as “fiscal 2022”. Forward-Looking Statements This Proxy Statement contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this Proxy Statement, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the extent of supply chain and logistics disruptions, particularly as demand rebounds from the effects of the COVID-19 pandemic; the Company’s ability to increase prices or impose surcharges to raise margins or to offset higher input costs, including increased raw material, labor and freight costs; the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, which are particularly impacted by the strength of U.S. and European economies and construction seasons; the Company’s estimates of access equipment demand which, among other factors, is influenced by historical customer buying patterns and rental company fleet replacement strategies; the Company’s ability to attract production labor in a timely manner; the strength of the U.S. dollar and its impact on Company exports, translation of foreign sales and the cost of purchased materials; the Company’s ability to predict the level and timing of orders for indefinite delivery/indefinite quantity contracts with the U.S. federal government; risks related to reductions in government expenditures in light of U.S. defense budget pressures and an uncertain U.S. Department of Defense (DoD) tactical wheeled vehicle strategy; the impact of any DoD solicitation for competition for future contracts to produce military vehicles; the impacts of budget constraints facing the USPS and continuously changing demands for postal services; the impact of severe weather, natural disasters or pandemics that may affect the Company, its suppliers or its customers; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the Company’s products; risks associated with international operations and sales, including compliance with the Foreign Corrupt Practices Act; risks that a trade war and related tariffs could reduce the competitiveness of the Company’s products; the Company’s ability to comply with complex laws and regulations applicable to U.S. government contractors; cybersecurity risks and costs of defending against, mitigating and responding to data security threats and breaches impacting the Company; the Company’s ability to successfully identify, complete and integrate acquisitions and to realize the anticipated benefits associated with the same; and risks related to the Company’s ability to successfully execute on its strategic road map and meet its long-term financial goals. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on November 16, 2021. All forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and disclaims any obligation, to update information contained in this document. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all. OSHKOSH CORPORATION 2021 Proxy Statement 5

Proposal 1 ELECTION OF DIRECTORS BACKGROUND TO BOARD’S RECOMMENDATION FOR DIRECTOR NOMINEES Board composition, refreshment and diversity are priorities for our shareholders as well as for our Board. Our Board seeks to provide orderly refreshment while sustaining strong board composition and diversity. We define diversity broadly. In considering diversity (in all aspects of that term), our Board takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skill and other demographics, such as race, gender, and ethnicity. Our Board continues to review both its size and its composition to attract outstanding candidates while retaining the balance of skills and attributes needed to oversee our Company’s complex, global operations. The Board has selected nine nominees for election at the 2022 Annual Meeting, each to hold office until the next annual meeting and the election of his or her successor. All nominees are current directors and each nominee has agreed to be named in this Proxy Statement and to serve on the Board of Directors if elected. As a result of our thoughtful and robust succession planning process and in conjunction with the Chief Executive Officer succession, the Board elected John C. Pfeifer as a director of the Company, effective April 2, 2021, to fill the vacancy that was created by Mr. Jones’ retirement from the Board and as Chief Executive Officer. The Board currently consists of 10 members, but shareholders will elect nine directors at the Annual Meeting because, as noted below, the Board has reduced the size of the Board to nine members effective as of the Annual Meeting. Each director elected will serve until the 2023 Annual Meeting of Shareholders, which, as a result of the change in our fiscal year, will be held later in the year. As a result of the date change for the 2023 Annual Meeting of Shareholders, the directors who are elected at the Annual Meeting will serve for a period of approximately 15 months. On May 27, 2021, the Board of Directors increased the size of the Board from 10 to 11 members and elected Mr. Douglas L. Davis as an independent director effective July 1, 2021. On October 8, 2021, Board Member General (Ret.) Raymond T. Odierno passed away. General (Ret.) Odierno joined the Board in 2018 and most recently served on the Board’s Audit and Governance Committees. The Company sincerely appreciates and recognizes General (Ret.) Odierno’s years of dedicated service and significant contributions to the Board. Following his passing, the Board acted on November 16, 2021 to reduce the size of the Board from 11 to 10 effective immediately. On November 16, 2021, Craig P. Omtvedt notified the Company of his intention to retire from the Board effective as of the close of the Annual Meeting in accordance with our Corporate Governance Guidelines relative to director retirement age. Since his election to our Board in 2008, our Company has benefitted from the wisdom and expertise Mr. Omtvedt brought to the Board. After being advised of Mr. Omtvedt’s intention to retire from the Board, the Board acted to approve a reduction in the size of the Board from 10 directors to nine effective as of the date of the Annual Meeting. Attributes, Qualifications and Experience of Nominees for Board of Directors Our Board defines the personal and professional qualifications that nominees must demonstrate. These criteria are described in the Policies and Guidelines section on the Investors page under the “Governance” tab located on our website, www.oshkoshcorp.com, and on pages 17 to 23 of this Proxy Statement. We are not including the information contained on our website as part of, or incorporating it by reference into, this Proxy Statement. OSHKOSH CORPORATION 2021 Proxy Statement 6

PROPOSAL 1 | ELECTION OF DIRECTORS In addition to the brief biographies of each of our Board’s nominees presented on pages 10 to 14, below is a summary of the nominees’ attributes, qualifications, and experience and knowledge that led our Board of Directors to conclude that each nominee should continue to serve as a director. OVERVIEW OF OUR BOARD NOMINEES TENURE 4 DIRECTORS 2 DIRECTORS 3 DIRECTORS 0-3 years of service 4-6 years of service 7+ years of service INDEPENDENT 8 of 9 All Independent, except the CEO DIVERSE 33% Women or minorities AGE 50 56 59 60 68 69 If for some reason a nominee is unable to serve, the individuals named as proxies may vote for a substitute nominee recommended by the Board, and unless you indicate otherwise when voting, your shares will be voted in favor of our remaining nominees. OSHKOSH CORPORATION 2021 Proxy Statement 7

PROPOSAL 1 | ELECTION OF DIRECTORS SUMMARY OF ATTRIBUTES OF NOMINEES Directors OSHKOSH CORPORATION 2021 Proxy Statement 8 Keith J. Allman • • • • • • • Douglas L. Davis • • • • • • • • • Tyrone M. Jordan • • • • • • • • Kimberley Metcalf-Kupres • • • • • • • Stephen D. Newlin • • • • • • • • • • • • • • Duncan J. Palmer • • • • • John C. Pfeifer • • • • • • • • • Sandra E. Rowland • • • • • • John S. Shiely • • • • • • • •

PROPOSAL 1 | ELECTION OF DIRECTORS

CURRENT COMMITTEE MEMBERSHIPS

Name	Age	Director Since	Independent	Audit Committee	Human Resources Committee	Governance Committee
Keith J. Allman	59	2015	Yes		C	
Douglas L. Davis (1)	60	2021	Yes	●	●	
Tyrone M. Jordan (2)	59	2019	Yes	●		●
Kimberley Metcalf-Kupres	60	2016	Yes		●	●
Stephen D. Newlin	68	2013	Yes	A	A	A
Craig P. Omtvedt	72	2008	Yes		●	●
Duncan J. Palmer	56	2011	Yes	C		
John C. Pfeifer	56	2021	No			
Sandra E. Rowland	50	2018	Yes	●	●	
John S. Shiely	69	2012	Yes			C

C Chair A Alternate

(1) Mr. Davis was appointed to the Human Resources Committee on July 1, 2021 and to the Audit Committee on November 16, 2021.
(2) Mr. Jordan was appointed to the Governance Committee on February 2, 2021.

General (Ret.) Raymond T. Odierno served on both the Audit and Governance Committees until his passing on October 8, 2021.

OSHKOSH CORPORATION 2021 Proxy Statement 9

PROPOSAL 1 | ELECTION OF DIRECTORS Keith J. Allman PUBLIC DIRECTORSHIPS: • Masco Corporation Mr. Allman has been President and Chief Executive Officer of Masco Corporation since 2014. From 2011 to 2014, he was Masco’s Group President, Plumbing and Cabinetry. Masco is a global leader in the design, manufacture and distribution of branded home improvement and building products. From 2009 to 2011, Mr. Allman was the Group Vice President, Plumbing Products and President of Delta Faucet Company. Previously, Mr. Allman held positions of increasing responsibility within Masco, including Executive Vice President, Operations of Masco’s Builder Cabinet Group. Prior to joining Masco, Mr. Allman held leadership positions in the engineering, manufacturing and quality management areas of General Motors Corporation. Mr. Allman has strong business leadership qualities with significant experience as a change agent and process improvement leader. In addition, he brings significant experience in the automotive industry, international business, finance and accounting, marketing, product development and strategic planning. Age: 59 Director Since: 2015 OSHKOSH COMMITTEES: Human Resources (Chair) Douglas L. Davis PUBLIC DIRECTORSHIPS: • Verra Mobility Corporation From 1984 until his retirement in 2019, Mr. Davis held various leadership positions in engineering, manufacturing and operations with Intel Corporation, a global technology company. From 2017 to 2019, he served as Senior Vice President of the Automated Driving Group which included responsibility for the initial formation and strategy of the automated driving business. In this role, he established Intel as a leading provider of microprocessor technology used in self-driving cars. From 2015 to 2017, Mr. Davis served as Senior Vice President and General Manager of the Internet of Things Group at Intel. There, he led a worldwide organization responsible for Intel Architecture computing solutions consisting of hardware, software and services across market segments, including industrial automation, retail, aerospace, automotive and other intelligent systems applications. Mr. Davis is a technology industry veteran who brings to our Board strong global strategic planning experience and business leadership qualities. He also brings valuable experience in research and development and business acquisitions. Age: 60 Director Since: 2021 OSHKOSH COMMITTEES: Audit Human Resources OSHKOSH CORPORATION 2021 Proxy Statement 10

PROPOSAL 1 | ELECTION OF DIRECTORS Tyrone M. Jordan PUBLIC DIRECTORSHIPS: • • • Axalta Coating Systems Ltd. TPI Composites, Inc. Trinity Industries FORMER PUBLIC DIRECTORSHIPS • Cooper Tire and Rubber Company From 2015 to 2019, Mr. Jordan served as the President & Chief Operating Officer of DURA Automotive Systems. DURA is a global designer and manufacturer of automotive components. In this role, he was responsible for all strategic growth and operational initiatives across the global enterprise which included operations in countries spanning Asia, Europe, North America and South America. Mr. Jordan began his career at General Motors Corporation. During his time at GM, from 1984 to 2009 and from 2014 to 2015, Mr. Jordan held numerous international operations, business development, strategy, marketing and sales, mergers and acquisitions and product development executive positions, including Global Executive Director of Product Development for New Vehicle Technologies and ultimately served as GM’s Executive Vice President, Global Operations and Customer Experience. From 2009 to 2013, Mr. Jordan served United Technologies Corporation in prominent roles in manufacturing operations, purchasing, technology and engineering and ultimately served as Global Senior Vice President, Operations and Supply Chain, Aerospace Systems. Mr. Jordan has strong business leadership qualities and brings to our Board insight into overseeing the management of global strategic operations. He also brings significant experience in the automotive industry, marketing, product development, and strategic planning. Age: 59 Director Since: 2019 OSHKOSH COMMITTEES: Audit Governance Kimberley Metcalf-Kupres From 1994 until her retirement in 2017, Ms. Metcalf-Kupres, held various leadership positions with Johnson Controls International plc, including most recently Vice President and Chief Marketing Officer which included responsibility for strategy, marketing, sales, product management, innovation, business transformation and communications for the company. Johnson Controls is a $30 billion global diversified technology and multi-industrial leader. Prior to her role as Chief Marketing Officer, from 2007 to 2013, she served as Vice President, Strategy, Marketing and Sales of Johnson Controls’ Power Solutions business. She is a purpose driven leader and recognized champion of corporate responsibility, sustainability, and diversity and inclusion. She was a founding member of the Women’s Resource Network at Johnson Controls and has actively worked on gender parity issues through her participation on the World Economic Forum and other thought leadership forums. Prior to joining Johnson Controls, Ms. Metcalf-Kupres held marketing and business development roles at Menasha Corporation, Scotsman Industries and ITW. Age: 60 Director Since: 2016 Ms. Metcalf-Kupres brings to our Board significant experience in sales and marketing, international business, strategy, innovation, government relations, leadership development, and corporate responsibility in a sophisticated, global, technology-driven company. She also has keen insight into the challenges of managing human resources in such an environment. OSHKOSH COMMITTEES: Governance Human Resources OSHKOSH CORPORATION 2021 Proxy Statement 11

PROPOSAL 1 | ELECTION OF DIRECTORS Stephen D. Newlin PUBLIC DIRECTORSHIPS: • Univar Solutions, Inc. • Hexion Holdings Corporation FORMER PUBLIC DIRECTORSHIPS: • PolyOne Corporation (Now Avient Corporation) • The Chemours Company Mr. Newlin was appointed Chairman of our Board in February 2020. From 2016 to 2018, Mr. Newlin served as Chairman, President and Chief Executive Officer of Univar Solutions, and from 2018 to 2020, he served as Univar’s Chairman. Univar is a global distributor of chemicals and services. From 2006 to 2014, he served as Chairman, President and Chief Executive Officer of PolyOne Corporation and, from 2014 to 2016, as Executive Chair of PolyOne’s board. From 2003 to 2006, Mr. Newlin was President, Industrial Sector of Ecolab, Inc. He previously spent 24 years at Nalco Chemical Company in positions of increasing responsibility and served as President, Chief Operating Officer and Vice Chairman of Nalco from 2000 to 2001. Age: 68 Director Since: 2013 OSHKOSH COMMITTEES: Alternate for All Committees Mr. Newlin brings to our Board knowledge and insight into overseeing the distribution and management of global strategic operations. He has served as a top executive officer in the specialty chemical industry, has experience as a director of several public companies, and has a keen understanding of international business and regulatory issues as a result of his global executive management responsibilities. Mr. Newlin also has substantial M&A experience. Duncan J. Palmer PUBLIC DIRECTORSHIPS: Bluescape Opportunities Acquisition Corp. • FORMER PUBLIC DIRECTORSHIPS: • • • Reed Elsevier Group plc Reed Elsevier PLC Reed Elsevier N. V. Mr. Palmer served as Global Chief Financial Officer for Cushman and Wakefield from 2014 until his retirement in February 2021. Cushman and Wakefield is a leading provider of commercial real estate services. From 2012 to 2014, Mr. Palmer served as Group Finance Director of Reed Elsevier Group plc and its parent companies. From 2007 to 2012, Mr. Palmer was the Senior Vice President, Chief Financial Officer of Owens Corning. Mr. Palmer had previously spent 20 years with Royal Dutch / Shell Group, where he held positions of increasing responsibility, including Vice President, Upstream Commercial Finance, of Shell International Exploration and Production BV, and Vice President, Finance, Global Lubricants, for the Royal Dutch Shell Group of Companies. Age: 56 Director Since: 2011 OSHKOSH COMMITTEES: Audit (Chair) Mr. Palmer brings to our Board knowledge and insight into overseeing and evaluating the management of financial and strategic operations. He has served on the boards of other public companies, has extensive experience in international financial and accounting positions, and has international business management experience. OSHKOSH CORPORATION 2021 Proxy Statement 12

PROPOSAL 1 | ELECTION OF DIRECTORS John C. Pfeifer PUBLIC DIRECTORSHIPS: • The Manitowoc Company John Pfeifer is Oshkosh’s President and Chief Executive Officer, positions he has held since April 2021. Mr. Pfeifer served as President and Chief Operating Officer from May 2020 until his appointment as CEO. Mr. Pfeifer joined the Company as Executive Vice President and Chief Operating Officer in May 2019. Prior to joining Oshkosh, Mr. Pfeifer served 13 years with Brunswick Corporation, where he served as President of Mercury Marine, a global leader in marine propulsion systems, parts and accessories, from 2014 to 2019. During his Brunswick tenure, Mr. Pfeifer also served as President of Brunswick Marine in Europe, Middle East and Africa, as well as President of the Brunswick Asia Pacific Group. Earlier in his career, Mr. Pfeifer held executive and general management positions with ITT Corporation and Milacron, Inc. Mr. Pfeifer brings over 25 years of senior leadership and global management experience to Oshkosh. Age: 56 Director Since: 2021 Sandra E. Rowland Ms. Rowland was appointed Senior Vice President and Chief Financial Officer of Xylem Inc. on October 1, 2020. Xylem is a leading water technology company committed to solving critical water and infrastructure challenges with technological innovation. From 2015 to 2020, Ms. Rowland served as the Executive Vice President and Chief Financial Officer of Harman International Industries, Incorporated, a wholly-owned subsidiary of Samsung Electronics, Co., Ltd. Harman is an approximately $8 billion company and a global leader in connected car technology, lifestyle audio innovations and more. In this position, Ms. Rowland led and integrated several acquisitions and was instrumental during Samsung Electronics’ acquisition of Harman. From 2013 to 2014, she was the Vice President, Corporate Development and Investor Relations and, from 2012 to 2013, she was the Vice President, Investor Relations of Harman. Before joining Harman, Ms. Rowland held various positions of increasing responsibility in accounting and finance at Eastman Kodak Company where she worked from 2000 to 2012. She also worked at PricewaterhouseCoopers LLP from 1993 to 2000. Age: 50 Director Since: 2018 Ms. Rowland brings to our Board knowledge and insight into overseeing and evaluating the management of financial and strategic operations. She also brings valuable experience in international finance and accounting and international business management. OSHKOSH COMMITTEES: Audit Human Resources OSHKOSH CORPORATION 2021 Proxy Statement 13

PROPOSAL 1 | ELECTION OF DIRECTORS John S. Shiely PUBLIC DIRECTORSHIPS: • Quad Graphics, Inc. FORMER PUBLIC DIRECTORSHIPS: • The Scotts Miracle-Gro Company Mr. Shiely is the Retired Chairman of Briggs & Stratton Corporation, a position he held until 2010. Briggs & Stratton is a producer of gasoline engines for outdoor power equipment. He was Chief Executive Officer at Briggs & Stratton from 2001 until 2009. Mr. Shiely joined Briggs & Stratton in 1986 and served in various capacities, including Vice President and General Counsel, Executive Vice President - Administration, and President. In addition to Oshkosh Corporation, Mr. Shiely is a director of Quad/Graphics Inc., BMO Financial Corporation and BMO Harris Bank N.A. Age: 69 Director Since: 2012 OSHKOSH COMMITTEES: Governance (Chair) Mr. Shiely brings to our Board knowledge and insight into overseeing and evaluating management and operations. He has extensive experience as a chief executive officer of a publicly-traded company, as well as experience on the boards of several other public companies. In addition, he has both legal and administrative expertise and experience managing international business operations. Board Recommendation The Board recommends that shareholders vote FOR the election of the nine nominees identified above. The Board’s recommendation is based on carefully considered judgment that the skills, professional experience, education, backgrounds and attributes of the nominees make them the best candidates to serve on our Board. director identified above. OSHKOSH CORPORATION 2021 Proxy Statement 14 FOR  The Board of Directors recommends a vote FOR the Board’s nine nominees for

Director Compensation



The table below summarizes the compensation paid to or earned by our non-employee directors during fiscal 2021.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total ($)
Keith J. Allman	126,000	146,274	15,428	–	**287,702**
Douglas L. Davis (5)	27,750	84,773	–	–	**112,523**
Tyrone M. Jordan	120,000	146,274	–	–	**266,274**
Kimberley Metcalf-Kupres	124,500	146,274	10,668	–	**281,442**
Stephen D. Newlin	267,500	146,274	–	–	**413,774**
Raymond T. Odierno (6)	124,500	146,274	–	–	**270,774**
Craig P. Omtvedt	124,500	146,274	–	–	**270,774**
Duncan J. Palmer	131,000	146,274	–	–	**277,274**
Sandra E. Rowland	124,500	146,274	–	–	**270,774**
John S. Shiely	126,000	146,274	–	–	**272,274**

(1) Neither Mr. Pfeifer nor Mr. Jones received additional compensation for service on our Board of Directors. The compensation each received as our Chief Executive Officer during and for fiscal 2021 is shown in the Summary Compensation Table on page 44.

(2) As SEC rules require, amounts in this column are based on the aggregate grant date fair value of awards to our directors under our 2017 Incentive Stock and Awards Plan. The amounts shown are not actual cash amounts paid to the directors or amounts the directors realized or will realize because of these awards. We computed the aggregate grant date fair value of these awards in accordance with FASB ASC Topic 718, based on the market price of the shares awarded on the date of grant. This amount includes the value of dividends that the holder of shares is entitled to receive.

(3) As of September 30, 2021, no current non-employee director held any stock options.

(4) The amounts in this column represent above-market interest on non-qualified deferred compensation computed on a quarter-by-quarter basis. The above-market interest rate is the percentage amount by which the interest rate earned on deferred compensation in fiscal 2021 exceeded 120% of the applicable federal long-term interest rate, with compounding, at the time the interest rate was set. The annual interest rate earned on deferred compensation for all quarters of fiscal 2021 was 4.25%. For the same periods, 120% of the applicable long-term interest rate was 1.57%, 1.93%, 2.47%, and 2.05% respectively.

(5) Mr. Davis was appointed to the Board effective July 1, 2021.

(6) General (Ret.) Raymond T. Odierno served as a director until his passing on October 8, 2021.

OSHKOSH CORPORATION 2021 Proxy Statement 15

DIRECTOR COMPENSATION Retainer and Meeting Fees Each non-employee director is entitled to receive an annual retainer of $97,500. The Chairman of the Board is entitled to receive an additional retainer of $170,000 in recognition of this position. Directors receive a fee of $13,500 per calendar year for each committee on which they serve. The Chairpersons of the Governance Committee and the Human Resources Committee each receive an additional annual retainer of $15,000, and the Chairperson of the Audit Committee receives an additional annual retainer of $20,000. We also reimburse directors for reasonable travel and related expenses they incur attending Board and Board committee meetings and continuing education programs. Stock Awards We generally grant shares of stock to our non-employee directors at the meeting of our Board held on the date of our Annual Meeting of Shareholders or at the time a director joins our Board. Effective on election at our 2021 Annual Meeting, we granted to each of our then non-employee directors 1,550 shares of our common stock under the Oshkosh Corporation 2017 Incentive Stock and Awards Plan. The Human Resources Committee retained the services of Mercer, an external compensation consultant, to advise regarding compensation of outside directors, and the amount of the stock awards was at the 50th percentile of data that Mercer provided relating to non-employee director compensation. That data reflected Mercer’s Global Disclosure Database focusing on 90 publicly-traded companies with annual revenues ranging from $6 billion to $10 billion. Deferred Compensation Plan Non-employee directors may elect to participate in our Deferred Compensation Plan for Directors and Executive Officers. This plan permits individual directors to defer any or all their compensation from the Company, including their stock awards. A director who defers fees may elect to have deferred amounts credited to a fixed-income investment account or a stock account. Deferrals of stock awards must be credited to a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our common stock. Any dividends earned on our common stock are reinvested in each director’s stock account. Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to 10 years at the election of the director. Payments generally commence when a director ceases to be a member of our Board. In the event of a change-in-control of our Company, as defined in the Deferred Compensation Plan, we will pay out the deferred compensation plan accounts of all directors in a single lump-sum cash payment. Stock Ownership Guidelines for Directors The Human Resources Committee has adopted stock ownership guidelines for non-employee directors to ensure they have a direct stake in the success of our Company. Under these guidelines, non-employee directors are encouraged to acquire and own our common stock in an amount equal to five times their respective annual cash retainers. Non-employee directors should achieve this stock ownership level within five years of becoming a director. As of November 26, 2021, all independent directors have met the requisite stock ownership levels or are within five years of their initial election as a director. Mr. Pfeifer is subject to the stock ownership guidelines that apply to our executive officers. Our Company has a policy that prohibits directors, all officers, and all other employees from entering certain transactions for their individual accounts, including hedging or pledging our common stock. Without limitation, the prohibition on hedging includes any financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any position relating to Company securities, including prepaid variable forward contracts, equity swaps, collars, puts, calls and other derivative instruments and exchange funds. OSHKOSH CORPORATION 2021 Proxy Statement 16

Governance of the Company Board of Directors Independence Except for our President and Chief Executive Officer, Mr. Pfeifer, all of the nominees for election to our Board are independent. The Board has determined that no non-employee director nominee has a material relationship with our Company and that all are independent under NYSE listing standards. Further, no director or executive officer has any family relationship with any other director or executive officer. Meetings of the Board of Directors The Board of Directors held six meetings during fiscal 2021, and committees of the Board held a total of 20 meetings. Each director attended 75% or more of the aggregate number of meetings of the Board and committees on which he or she served during fiscal 2021. The Board expects directors to attend the Annual Meeting of Shareholders. All our directors attended our 2021 virtual Annual Meeting, and we anticipate that all director nominees will attend the virtual Annual Meeting in 2022. Our independent, non-employee directors met in executive session, without the presence of our officers, on seven occasions during fiscal 2021. The independent Chairman of the Board presided over all executive session meetings of the non-employee directors. Shareholder Engagement and Say-on-Pay Our shareholders are key participants in the governance of our Company. For this reason, we spend time meeting with our shareholders, listening to their concerns and responding to their feedback. During fiscal 2021, members of the management team met with shareholders and potential shareholders on many occasions. Our management also proactively reached out to shareholders following each of our four quarterly earnings releases. During these candid meetings, we discussed our Company’s performance and strategy and heard shareholder feedback on a variety of topics. We know that executive compensation is an important subject for shareholders. The Board is particularly pleased that, at our 2021 Annual Meeting, 93.5% of the votes cast were in favor of the advisory proposal to approve the compensation of our named executive officers. Form of Majority Voting for Director Elections We have a form of majority voting for directors. Directors are elected through plurality voting, which means that the nine nominees who receive the most votes of all votes cast will be elected. However, in the absence of a contested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender a resignation to the Chairman of the Board. The Governance Committee (or, under certain circumstances, another committee appointed by the Board) will promptly consider the matter and will recommend to the Board whether to accept or reject the tendered resignation based on all relevant factors. The Board must act on that recommendation no later than 90 days after the Annual Meeting of Shareholders at which the election took place. The Board’s decision, including a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation, will be disclosed in a Current Report on Form 8-K filed with the SEC. Proxy Access Our By-laws include a proxy access provision stating that shareholders who meet the requirements set forth in our By-laws may under certain circumstances include a specified number of director nominees in our proxy materials. Under the provision, any shareholder or group of up to 20 shareholders that beneficially owns at least 3% of our outstanding common stock continuously for three years is permitted to nominate candidates for election to the Board and to require the Company to list such nominees along with the Board’s nominees in the Company’s proxy statement. For purposes of this limitation, a group of funds under common management and OSHKOSH CORPORATION 2021 Proxy Statement 17

GOVERNANCE OF THE COMPANY investment control is treated as one shareholder. The qualifying shareholder or group of shareholders may nominate up to 20% of the Board, rounding down to the nearest whole number of Board seats, but not less than two. Communicating with the Board of Directors We encourage you to share your opinions, interests, concerns and suggestions. If you would like to communicate with the Chairman or with the Board as a whole, you may send correspondence to the Secretary, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902. Your correspondence will be forwarded to the Board or the appropriate committee, as applicable. Shareholder Right to Call a Special Meeting Under Wisconsin law and our By-laws, shareholders holding 10% of our outstanding shares have the right to call a special meeting of our shareholders. As to this right, there are no restrictions on agenda items, no restrictions on the number of shareholders who can group together to reach the 10% threshold and no limits on when a meeting can be called. Our By-laws include some procedural requirements relating to the exercise of this right. Committees of the Board of Directors Our Board of Directors has three standing committees: the Audit Committee, the Governance Committee and the Human Resources Committee. The members and responsibilities of these committees as of the date of the Notice of Annual Meeting of Shareholders are set forth below. The Board has determined that each member of each committee is an independent director as defined under NYSE listing standards and SEC rules, including rules specifically pertaining to members of audit committees and compensation committees. Audit Committee » Duncan J. Palmer (Chair) Douglas L. Davis (1) Tyrone M. Jordan Sandra E. Rowland Stephen D. Newlin (alternate member) • oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system assists with Board oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements and the independence and qualifications of our independent registered public accounting firm • appoints, compensates and oversees the work of our independent registered public accounting firm, which reports directly to the Audit Committee oversees our internal audit function assists the Board with oversight of our risk management program oversees the implementation and effectiveness of the Company’s ethics and compliance program » » » » • • • • (1) Mr. Davis was appointed to the Audit Committee on November 16, 2021. General (Ret.) Raymond T. Odierno served on the Audit Committee until his passing on October 8, 2021. The Audit Committee met eight times during fiscal 2021. The Audit Committee has a charter that specifies its responsibilities, and the Audit Committee believes it fulfills that charter. All members of the Audit Committee are independent directors and financially literate under the applicable NYSE listing standards, and the Board has determined that each of Tyrone M. Jordan, Stephen D. Newlin, Duncan J. Palmer and Sandra E. Rowland is an “audit committee financial expert” as defined under SEC rules. Our independent registered public accounting firm and internal auditors met with the Audit Committee with and without representatives of management present. OSHKOSH CORPORATION 2021 Proxy Statement 18 THE AUDIT COMMIT TEE: MEMBERS:

GOVERNANCE OF THE COMPANY Governance Committee » » » John S. Shiely (Chair) Tyrone M. Jordan Kimberley Metcalf-Kupres Craig P. Omtvedt Stephen D. Newlin (alternate member) • identifies individuals qualified to become Board members and recommends nominees to our Board for election as directors oversees the annual self-evaluation of the Board and Committees makes recommendations to the Board regarding Board and Committee structure, Committee charters and corporate governance • maintains corporate governance guidelines applicable to our Company oversees administration of the Code of Ethics Applicable to Directors and Senior Executives assists the Board with oversight of our sustainability and corporate social responsibility program • • » » • • General (Ret) Raymond T. Odierno served on the Governance Committee until his passing on October 8, 2021. The Governance Committee met six times during fiscal 2021. Selection of Nominees for Election to the Board and Consideration of Shareholder-Recommended Candidates The Governance Committee will consider candidates for nomination as a director recommended by shareholders, directors, officers, third-party search firms, and other sources and reviews all candidates in the same manner, regardless of the source of the recommendation. In fiscal 2021, a third party search firm that the Committee engaged identified Mr. Davis to the Committee as a candidate. In evaluating candidates, the Governance Committee considers the needs of the Board and attributes of the individual candidates, including character, judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. The Board and the Governance Committee believe director candidates should possess the following minimum qualifications: • • • The highest personal and professional ethics, integrity and values; The ability to make independent analytical inquiries and to exercise sound business judgment; Relevant expertise and experience and an understanding of our business environment, together with the ability to offer advice and guidance to the Board and executives based on that expertise, experience and understanding; Background as chief or other senior executive officer of a public company or leader of a major complex organization, including commercial, scientific, government, military, and educational and other non-profit institutions; Independence from any particular constituency, ability to represent all shareholders of our Company, and a commitment to enhancing long-term shareholder value; and Sufficient time available to devote to activities of the Board and to enhancing his or her knowledge of our business. • • • Unless otherwise determined by the Governance Committee, director nominees must be younger than 72. In addition, the Board and the Governance Committee believe at least one director should have the requisite experience and expertise to be designated an “audit committee financial expert” as defined by applicable SEC rules. Any shareholder who wishes to recommend a director candidate must provide written notice to the attention of our Secretary at the address shown on page 4. Such notice must include the shareholder’s name and address; the class and number of shares of common stock owned; the name, age, business address, and principal occupation of the candidate; and the number of shares of common stock owned by the candidate, if any. The notice also must include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. We may require any candidate to furnish additional information, within reason, to determine the candidate’s eligibility. A shareholder wishing to nominate a candidate for election as a director also must comply with the provisions of our By-laws described under “Additional Information Regarding the Annual Meeting - Shareholders intending to present business at the 2023 Annual Meeting”. Diversity on the Board Our Corporate Governance Guidelines have long provided that our Board is committed to a diversified membership. Our Board defines diversity broadly. We look for diversity of personal attributes of the individual directors as well as their diverse careers, areas of OSHKOSH CORPORATION 2021 Proxy Statement 19 THE GOVERNANCE COMMIT TEE: MEMBERS:

GOVERNANCE OF THE COMPANY expertise and tenure on the Board. In considering diversity of the Board (in all aspects of that term), the Governance Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skills and other demographics, such as race, gender and ethnicity. As part of its process of identifying potential nominees, the Governance Committee considers the attributes of existing directors and directs the third-party executive search firm that assists in identifying candidates to search for individuals who would contribute to the diversity of the Board. As part of its annual self-evaluation, the Governance Committee assesses the effectiveness of its efforts to attain diversity by considering whether it has an appropriate process for identifying and selecting director candidates. Human Resources Committee » » » Keith J. Allman (Chair) Douglas L. Davis Kimberley Metcalf-Kupres Craig P. Omtvedt Sandra E. Rowland Stephen D. Newlin (alternate member) • oversees our organizational, personnel, compensation and benefits policies and practices establishes the compensation for executive officers and directors • oversees the administration of other executive compensation and benefit plans oversees talent and succession strategies to ensure leadership continuity • • » » » Mr. Davis has served on the Human Resources Committee since his appointment to the Board on July 1, 2021. The Human Resources Committee met six times in fiscal 2021. The Human Resources Committee retained the services of an external independent compensation consultant, Mercer, a business of Marsh & McLennan Companies, Inc. (MMC), to provide technical guidance regarding executive and Director compensation matters. In fiscal 2021, the Company paid $248,852 in fees to Mercer for executive and director compensation consulting services which included: • Analysis of general industry compensation data using Mercer’s US Executive Remuneration Database and updates of trends in executive compensation; Ongoing support regarding the latest relevant regulatory, technical and accounting considerations affecting executive compensation and benefit programs; Guidance on overall compensation program structure, executive compensation levels, comparator groups and executive employment agreements; Preparation for and attendance at selected management, committee and Board of Directors meetings; and Evaluation of competitive positioning of outside director compensation. • • • • The Human Resources Committee has sole authority to engage and terminate its external compensation consultant or any other compensation adviser; meet with its external compensation consultant without management being present; and evaluate the quality and objectivity of the services of its external compensation consultant annually. In addition, pursuant to SEC rules and NYSE listing standards regarding the independence of compensation committee advisers, the Human Resources Committee has the responsibility to consider the independence of its external compensation consultant. The Company separately engaged Mercer in the ordinary course of business to provide services in areas other than executive and director compensation. The services, which are described below, were unrelated to services that Mercer provided to the Committee, and the employees who rendered the services were different persons than those serving as consultants to the Committee. These additional services included: • • • • Consulting services regarding investment options available under the United Kingdom employee pension scheme; Administering the United Kingdom pension plan along with actuarial analysis and valuations; Providing benchmarking surveys for information on compensation and benefits for our employees generally; and Supporting post implementation activities of a global information technology platform. In fiscal 2021, the Company paid Mercer $512,746 for these additional services. United Kingdom pension services are paid in British pounds and have been converted to U.S. dollars using an exchange rate of 1.37 U.S. dollars per British pound. OSHKOSH CORPORATION 2021 Proxy Statement 20 THE HUMAN RESOURCES COMMIT TEE: MEMBERS:

GOVERNANCE OF THE COMPANY The Human Resources Committee considered the independence of Mercer’s individual representatives who serve as consultants to the Committee and concluded Mercer is independent and that Mercer’s performance of the unrelated services raises no conflict of interest. The consolidated revenues of MMC were $17.2 billion for the fiscal year ended December 31, 2020 as reported by MMC in its Annual Report on Form 10-K for that year. We provide additional information regarding the Human Resources Committee and our policies and procedures regarding executive compensation below under “Compensation Discussion and Analysis”. Board, Committee and Director Evaluations The Board believes it has robust evaluation processes for the Board, its three committees, individual directors and the Chairman of the Board. In particular: The Governance Committee annually oversees a self-evaluation of the Board as a whole. The Committee establishes the evaluation criteria and implements the process for this evaluation. On an annual basis, each committee conducts a self-assessment of its performance during the previous year. The purpose of these assessments is to increase the effectiveness of the committee and its members. The Governance Committee, from time to time as the Committee determines it to be necessary or appropriate, reviews the qualifications and performance of any individual directors. On an annual basis, the Governance Committee considers whether to recommend each incumbent director for re-election. On an annual basis and after consultation among the Chair of the Governance Committee and each director regarding the performance of the Chairman of the Board and the subject of succession planning for this position, the Governance Committee determines and proposes to the Board of Directors which member of the Board should serve as Chairman of the Board. The Governance Committee conducts an annual review of each committee’s contribution to the Company. In its review of the committees, the Governance Committee reviews each committee’s form and results of their respective self-assessments. The Governance Committee is tasked with evaluating all current directors and conducting a robust search to identify potential additional nominees with the skills and qualifications needed to ensure that the long-term strategy for the composition of our Board is met. Each year, the Governance Committee thoroughly vets each potential candidate for nomination. Compliance with the responsibilities listed in each committee’s charter forms the principal criteria for these assessments, as well as such other factors and circumstances as are determined appropriate. Corporate Governance Documents We make the following governance-related documents available on the Corporate Governance page under the “Governance” tab in the Investor Relations section of our website, www.oshkoshcorp.com: • • Our Corporate Governance Guidelines The written charters of the Audit Committee, the Governance Committee and the Human Resources Committee of our Board of Directors The Oshkosh Corporation Code of Ethics Applicable to Directors and Senior Executives, which applies to all officers at the vice president level or higher The Corporate Code of Ethics and Standards of Conduct, known as “The Oshkosh Way”, which applies to all our employees • • Each document also is available in print to any shareholder who requests it in writing from our Secretary. OSHKOSH CORPORATION 2021 Proxy Statement 21 Board as a WholeEach Board CommitteeIndividual DirectorsChairman of the Board

GOVERNANCE OF THE COMPANY Policies and Procedures Regarding Related Person Transactions Our Board of Directors adopted the Oshkosh Way for all employees. Our directors and named executive officers are also required to acknowledge in writing that they have received, reviewed and understand the requirements of the Code of Ethics and further acknowledge that failure to fully comply with the Code of Ethics can subject them to discipline, up to and including removal from our Board of Directors or termination of employment. The Oshkosh Corporation Code of Ethics requires the prompt disclosure to our Chief Ethics and Compliance Officer, General Counsel or the Chair of the Audit Committee of any proposed transaction or relationship that could create or appear to create a conflict of interest. Upon their review, recommended action can range from concluding that there is no conflict to review with the Board of Directors. Under the Code of Ethics, the phrase “conflict of interest” is broadly construed to include direct conflicts, indirect conflicts, potential conflicts, apparent conflicts, and any other personal, business or professional relationship or dealing that has a reasonable possibility of creating even the mere appearance of impropriety. The Code of Ethics also prohibits directors and senior executives from taking personal advantage of business opportunities that we typically would pursue or in which we may be interested. There is a firm bias against waivers of these restrictions. Oversight of Risk Management by the Board of Directors Our Organization Risk Management (ORM) Program plays a critical part in how we manage risks. The Program identifies potential exposure to risks, including economic conditions, disruptive technology, competitive threats, cybersecurity, human capital management and change management. The Program is designed to: (i) provide an assessment of our potential exposure to material risks; (ii) inform as to how senior management addresses and mitigates potential material risks; and (iii) allow an evaluation as to how these risks may affect performance, operations and strategic plans and help ensure that senior management is implementing effective mitigation strategies as necessary. The Board and each of its Committees have some role in risk oversight as follows: Governing Body Role in Risk Oversight Board • • Responsible for general oversight of our risk management Focuses on the most significant and material risks facing our Company to help ensure that management develops and implements controls and appropriate risk mitigation strategies Receives a report from senior management and the Audit Committee through the ORM Program on material risk assessments and mitigation strategies as part of the strategic plan updates to the Board Responds to particular risk management issues as part of its general oversight of our Company and in connection with its review and approval of corporate matters Reviews the management succession plan • • • Audit Committee • Evaluates and discusses overall guidelines, policies, processes and procedures with respect to risk assessment and risk management Oversees our ORM Program Receives, considers and discusses a report of results under the ORM Program from senior management following management’s review and prioritizing of risk assessments and mitigation strategies Oversees our compliance with legal and regulatory requirements and our ethics and compliance program • • • Human Resources Committee • Receives a report from our senior management concerning a comprehensive risk assessment of each element of our compensation program to evaluate the levels of risk-taking that each of those elements could potentially encourage Considers whether our compensation program effectively creates a proper balance between appropriate risk-taking and competitive compensation Analyzes the current management, identifies possible successors to senior management, and develops a succession plan • • Governance Committee • Oversees risks relating to the Company’s governance structure and other corporate governance matters and processes Oversees our sustainability and corporate social responsibility program Oversees matters relating to related party transactions and conflicts of interest Oversees compliance with key corporate governance documents • • • OSHKOSH CORPORATION 2021 Proxy Statement 22

GOVERNANCE OF THE COMPANY Independent Chairman of the Board Under our By-laws and Corporate Governance Guidelines, our Chairman of the Board must be a director who the Board has determined is independent in accordance with the listing standards of the NYSE and cannot have previously served as an executive officer of our Company. As a result, separate individuals serve as Chairman of the Board and Chief Executive Officer. We believe this leadership structure fosters effective governance and oversight of our Company by: (i) providing the independent directors with control over the Board meeting agenda and discussion; (ii) assuring that independent directors control discussions about strategic alternatives; (iii) enabling an effective assessment of the Chief Executive Officer’s performance; (iv) providing an effective means for the Board to express its views on management, strategy and execution; and (v) positioning the Chairman to obtain direct and meaningful feedback from shareholders. Succession Planning As a result of our thoughtful and robust succession planning process, on November 17, 2020, the Board acted to elect John C. Pfeifer, the then President and Chief Operating Officer of the Company, as President and Chief Executive Officer of the Company effective April 2, 2021. The Board of Directors also elected Mr. Pfeifer as a director of the Company to fill the vacancy that was created by Wilson R. Jones’ retirement from the Board and as Chief Executive Officer. OSHKOSH CORPORATION 2021 Proxy Statement 23

Proposal 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR FOR FISCAL YEAR ENDING DECEMBER 31, 2022 Prior to the Annual Meeting, the Audit Committee plans to appoint Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent auditors for the fiscal year ending December 31, 2022. Representatives of Deloitte & Touche LLP will attend the virtual Annual Meeting and will be available to respond to questions. They will have the opportunity to make a statement if they desire to do so. We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Although ratification is not required by our By-laws or otherwise, our Board is submitting the appointment of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders’ views on our independent auditors as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will view the vote as a direction to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interests of our Company and our shareholders. of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors. Audit and Non-Audit Fees The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of our annual consolidated financial statements for the fiscal years ended September 30, 2021 and September 30, 2020, and fees billed for other services rendered by Deloitte & Touche LLP during those periods. 2021 2020 Audit fees (1) $3,788,000 $3,915,000 Audit-related fees (2) — 100,000 Tax fees (3) 7,000 18,000 Total $3,795,000 $4,033,000 (1) Audit fees consisted principally of fees for the audit of our annual consolidated financial statements, for reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for work in connection with the attestations required by Section 404 of the Sarbanes-Oxley Act of 2002 related to our internal control over financial reporting and statutory audits required internationally. (2) Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not reported under “Audit fees.” Audit-related fees in fiscal 2020 related to the registration and issuance of $300.0 million of 3.10% unsecured notes due in March 2030. (3) Tax fees in fiscal 2021 and 2020 consisted of fees billed for the preparation of an income tax return in New Zealand. OSHKOSH CORPORATION 2021 Proxy Statement 24 FOR  The Board of Directors recommends a vote FOR ratification of the appointment

PROPOSAL 2  | RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR Pre-approval of Services by the Independent Registered Public Accounting Firm The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services to be provided by our independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by our independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case by case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee Chair or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the Audit Committee’s next regular meeting. The Audit Committee will regularly review summary reports detailing all services that our independent registered public accounting firm is providing to us. Report of the Audit Committee The Audit Committee of our Board of Directors is responsible for providing independent, objective oversight of our financial reporting and disclosure responsibilities, accounting functions and internal controls. The functions of the Audit Committee are described in greater detail in the Audit Committee’s written charter adopted by our Board of Directors. Each member of the Audit Committee is independent as defined by the NYSE’s listing standards and SEC rules. The Audit Committee reviews our financial reporting process on behalf of our Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited consolidated financial statements contained in the Annual Report on Form 10-K for the fiscal year ended September 30, 2021, with our management and independent registered public accounting firm, Deloitte & Touche LLP. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal control. Deloitte & Touche LLP is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States and the effectiveness of the internal controls over financial reporting based upon the criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee discussed with Deloitte & Touche LLP matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications With Audit Committees. In addition, Deloitte & Touche LLP provided to the Audit Committee the written disclosures required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with Deloitte & Touche LLP their independence. The Audit Committee further considered the provision of non-audit services by Deloitte & Touche LLP and determined that the provision of such services is compatible with maintaining the independence of Deloitte & Touche LLP. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for the fiscal year ended September 30, 2021, be included in our Annual Report on Form 10-K for filing with the SEC. Audit Committee » » » » » Duncan J. Palmer, Chair Douglas L. Davis (1) Tyrone M. Jordan Sandra E. Rowland Stephen D. Newlin, Alternate Member (1) Mr. Davis was appointed to the Audit Committee on November 16, 2021. OSHKOSH CORPORATION 2021 Proxy Statement 25

STOCK OWNERSHIP

Stock Ownership of Directors, Executive Officers and Other Large Shareholders

The following table shows the beneficial ownership of common stock of each director, each named executive officer appearing in the Summary Compensation Table on page 44, each other shareholder owning more than 5% of our outstanding common stock, and the directors and executive officers (including the named executive officers who are current employees) as a group.

"Beneficial Ownership" means more than "ownership" as that term commonly is used. For example, a person "beneficially" owns stock if he or she owns it in his or her name, or if he or she has (or shares) the power to vote or sell the stock as trustee of a trust. Beneficial ownership also includes shares the directors and executive officers have a right to acquire within 60 days after November 30, 2021, through, for example, the exercise of a stock option.

Except as otherwise stated in the footnotes to the following table, information about common stock ownership is as of November 30, 2021. The percent of common stock beneficially owned is based on the number of shares outstanding on the record date for the Annual Meeting. At the close of business on December 16, 2021, the record date for the Annual Meeting, there were 66,812,118 shares of common stock outstanding. Our policies prohibit directors or named executive officers from pledging shares. Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned	Stock Units Beneficially Owned (1)
Keith J. Allman	1,375	*	13,729
Ignacio A. Cortina (2)	49,003	*	8,699
Douglas L. Davis	0	*	679
James W. Johnson (2)(3)	57,271	*	7,739
Wilson R. Jones	–	*	–
Tyrone M. Jordan	0	*	3,651
Kimberley Metcalf-Kupres	3,175	*	8,164
Frank R. Nerenhausen (2)	75,348	*	10,676
Stephen D. Newlin	3,200	*	19,702
Craig P. Omtvedt	23,975	*	1,248
Michael E. Pack (2)	20,350	*	9,519
Duncan J. Palmer	0	*	29,800
John C. Pfeifer (2)	29,936	*	55,739
Sandra E. Rowland	5,925	*	0
John S. Shiely	21,450	*	5,247
All directors and executive officers as a group (2)	424,893	*	213,052
BlackRock, Inc. (4)	6,533,257	9.6%	
FMR LLC (5)	4,027,371	5.9%	
The Vanguard Group (6)	6,191,737	9.1%	

* The amount shown is less than 1% of the outstanding shares of common stock.

OSHKOSH CORPORATION 2021 Proxy Statement 26

STOCK OWNERSHIP (1) Amounts shown in this column are not included in the columns titled “Shares of Common Stock Beneficially Owned” or “Percent of Common Stock Beneficially Owned”. Amounts shown include restricted stock units (RSUs) awarded under our 2017 Incentive Stock and Awards Plan in fiscal years 2019 through 2021 in the following amounts to the following individuals: 55,739 units for John C. Pfeifer 9,519 units for Michael E. Pack 10,676 units for Frank R. Nerenhausen 8,699 units for Ignacio A Cortina 7,739 units for James W. Johnson 130,832 units for all executive officers as a group RSUs are subject to forfeiture until they vest (subject to retirement terms of the awards). Amounts shown also include stock units under our Deferred Compensation Plan for Directors and Executive Officers, all of which are vested or were free of restrictions, in the following amounts to the following individuals: 13,729 units for Keith J. Allman 679 units for Douglas L. Davis 3,651 units for Tyrone M. Jordan 8,164 units for Kimberley Metcalf-Kupres 19,702 units for Stephen D. Newlin 1,248 units for Craig P. Omtvedt 29,800 units for Duncan J. Palmer 5,247 units for John S. Shiely 82,220 units for all directors as a group The units described in this footnote do not carry the right to vote. In each case, amounts are distributable in the form of shares of our common stock on a one-for-one basis. However, no such distribution will occur before January 28, 2022. (2) Amounts shown include the following amounts that the listed individuals have the right to acquire pursuant to stock options exercisable between November 30, 2021 and January 28, 2022: 6,633 shares for John C. Pfeifer 7,400 shares for Michael E. Pack 30,750 shares for Frank R. Nerenhausen 16,558 shares for Ignacio A. Cortina 15,058 shares for James W. Johnson 145,573 shares for all executive officers as a group (3) Amounts shown include 28,830 shares ownership of which is shared with Tammi K. Johnson, Mr. Johnson’s wife. (4) Amount shown is as described in the Schedule 13G/A that BlackRock, Inc. filed with the SEC on January 29, 2021. BlackRock, Inc. is located at 55 East 52nd Street, New York, New York 10055. BlackRock, Inc. reported beneficial ownership of 6,533,257 shares and had sole voting power over 5,946,861 shares, shared voting power over no shares, sole investment power over 6,533,257 shares and shared investment power over no shares. (5) Amount shown is as described in the Schedule 13G that FMR, LLC filed with the SEC on February 5, 2021. FMR LLC is located at 245 Summer Street, Boston, Massachusetts 02210. FMR LLC reported beneficial ownership of 4,027,371 shares and had sole voting power over 299,092 shares, shared voting power over no shares, sole investment power over 4,027,371 shares and shared investment power over no shares. (6) Amount shown is as described in the Schedule 13G/A that The Vanguard Group filed with the SEC on February 8, 2021. The Vanguard Group is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group reported beneficial ownership of 6,191,737 shares and had sole voting power over no shares, shared voting power over 45,883 shares, sole investment power over 6,092,520 shares and shared investment power over 99,217 shares. Section 16(a) Beneficial Ownership Reporting Compliance The Securities Exchange Act of 1934 requires our directors, executive officers and controller to file reports with the SEC regarding their ownership and changes in ownership of our common stock. Based upon our review of copies of these reports and certifications given to us by such persons, except as noted in the following sentence, we believe our directors, executive officers and controller have complied with their filing requirements for fiscal 2021. Forms reporting one transaction each on behalf of two of our executive officers, Mr. Pfeifer and Mr. Nelson, were not timely filed. OSHKOSH CORPORATION 2021 Proxy Statement 27

Compensation Discussion and Analysis EXECUTIVE SUMMARY Introduction and Overview This Compensation Discussion and Analysis explains our compensation program and policies for fiscal 2021 and details the compensation decisions we made with respect to our named executive officers, or NEOs, and how their fiscal 2021 compensation aligns with our pay-for-performance philosophy. For fiscal 2021 (October 1, 2020 through September 30, 2021), our NEOs identified in the Summary Compensation Table are as follows: John C. Pfeifer President and Chief Executive Officer Michael E. Pack Executive Vice President and Chief Financial Officer Frank R. Nerenhausen Executive Vice President and President, Access Equipment Segment Ignacio A. Cortina Executive Vice President, General Counsel and Secretary James W. Johnson Executive Vice President and President, Fire & Emergency Segment Wilson Jones Former Chief Executive Officer (retired) Oshkosh Strengths, Strategy and Fiscal 2021 Highlights We are committed to creating value for shareholders. We achieve success through a strategic blend of businesses with a variety of attractive end markets. Over the past year, our teams have persevered through unprecedented challenges as a result of the global pandemic. We navigated through record high material cost inflation and supply chain disruptions as well as scarcity of production labor, all of which impacted our operations and financial results. During the fiscal year, we updated our MOVE strategy to align with the needs of our growing business. We describe our updated strategy with three simple words: Innovate. Serve. Advance. We believe this strategy provides the necessary framework to drive long-term, sustainable growth and is grounded in our purpose of making a difference in people’s lives. We innovate customer solutions by combining leading technologies and operational strength to empower and protect the everyday hero. We serve and support those who rely on us with a relentless focus throughout the product lifecycle. We advance our business by expanding into new markets and geographies to make a difference around the world. • Our revenues increased by 12.8% from $6.86 billion in fiscal 2020 to $7.74 billion in fiscal 2021, primarily driven by growth in our Access Equipment, Defense and Fire & Emergency segments. We received record orders in the fiscal year and ended the year with record backlogs in several segments, leading to a consolidated backlog of $8.1 billion, which we believe supports a solid outlook moving forward. Consolidated operating income in fiscal 2021 was $544.7 million, or 7.0% of sales, representing performance above our target consolidated operating income level for incentive compensation purposes. Diluted earnings per share (EPS) was $6.83 in fiscal 2021, an increase of 44.7% compared with EPS of $4.72 in fiscal 2020. • • OSHKOSH CORPORATION 2021 Proxy Statement 28 InnovateServeAdvance

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2021 Pay for Performance A fundamental principle underlying our compensation program is that we pay for performance. Our compensation program for fiscal 2021 supported performance by providing appropriate incentives to our executives. To prudently manage our compensation investments while still attracting and retaining the highest caliber executives, we generally set base salary and target amounts of other elements of compensation close to the 50th percentile for the companies represented in the database that we discuss below. Overall, we allocate a greater portion of NEO compensation to incentive-based pay that varies based on Company and segment performance (annual incentive and long-term equity incentives) than to fixed compensation (base salary and benefits) as the graphics below illustrate. We limit benefits that NEOs receive that are not broadly available to Oshkosh employees to those related to business need. TARGET COMPENSATION MIX + + + = The target value represents the total direct compensation which we set close to the 50th percentile of companies in the Mercer US Executive Remuneration Database. Fiscal 2021 Target Compensation CEO Fiscal year 2021 target compensation for both Mr. Pfeifer and Mr. Jones is displayed in the graphic below. For Mr. Pfeifer the values reflect his compensation element targets since he assumed the position of CEO. Long Term Incentive 67.6% Performance-based 52.4% Fiscal 2021 Target Compensation for Other NEOs Full fiscal 2021 average target compensation for all other NEOs (and excluding Mr. Pfeifer prior to assuming the position of CEO) is included in the graphic below: Long Term Incentive 49.2% Performance-based 46.4% Transition to Calendar Year for Fiscal 2022 As noted above, the Company is transitioning to a calendar year fiscal year beginning January 1, 2022 to better align our planning and reporting activities to those of our customers and suppliers. In consideration of this transition, the Committee has made certain compensation adjustments to address the transition period (October 1, 2021 to December 31, 2021). The concept the Committee followed was to provide compensation opportunities for the transition period that were similar to fiscal 2021 on a pro-rata basis for both short-and long-term incentive purposes as follows: • The Committee established short-term incentives with target amounts at 25% of normal annualized targets for fiscal 2021. The range of payout is 0% for performance below threshold up to 100% (of the 25%) for performance at or exceeding targets. The performance measures are consolidated operating income for corporate NEOs and segment operating income for segment NEOs. OSHKOSH CORPORATION 2021 Proxy Statement 29 Restricted Stock Units 24.6% Performance Shares 24.6% Annual Incentive 21.8% Salary 29.0% Restricted Stock Units 33.8% Performance Shares 33.8% Annual Incentive 18.6% Salary 13.8% Performance Shares Annual Incentive Salary Restricted Stock Units Target Value

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2021 • The Committee approved long-term incentive grants with a target value of 25% of normal annualized values for fiscal 2021. These grants consisted of restricted stock units with pro-rata vesting over three years. Say on Pay and Preview of Fiscal 2022 Compensation At our 2021 Annual Meeting, shareholders strongly supported our executive compensation program with 93.5% of the votes cast in favor of the annual advisory proposal on the fiscal 2020 compensation of our NEOs. We engage frequently with our shareholders to listen, learn and understand what our investors view as important. Specifically, we engage on subjects such as our Company performance, corporate governance, sustainability, human capital management, capital allocation and executive compensation. In addition, we continue to review our program and refine it, if appropriate, to ensure it aligns with Company objectives and our shareholders’ interests. For fiscal 2022, we will maintain the same performance measures as in fiscal 2021 in our annual cash incentive awards as the chart below captures: consolidated and segment operating income (OI) and consolidated and segment days net working capital (DNWC). Fiscal 2021 and fiscal 2022 performance measures – annual cash incentive awards Corporate NEOs Segment Presidents These performance measures provide focus on our Innovate. Serve. Advance. strategy, reinforce strong working capital management and have been key drivers of the 18.6% earnings per share compound annual growth rate (CAGR) and $3.38 billion cumulative cash provided by operating activities that we have generated from the start of fiscal 2016 through fiscal 2021. We discuss and explain these performance measures in greater detail below under “COMPENSATION DECISIONS FOR FISCAL 2021 - Annual Cash Incentive Awards.” We continue to believe it is important to provide business segment presidents the opportunity to be rewarded for results primarily tied to their business segment. For fiscal 2022, the Committee will introduce additional performance measures to the performance shares component by including objectives relating to diversity and climate change to align the structure with the Company’s focus on ESG initiatives. We are committed to limiting our impacts on climate change and we believe that an inclusive and diverse workforce is critical to long term business success. Including these components in the performance share plan will help drive continued progress in these areas. Fiscal 2021 and Fiscal 2022 mix – equity-based long-term incentive awards HUMAN RESOURCES COMMITTEE OVERSIGHT RESPONSIBILITIES The Human Resources Committee establishes, oversees and approves the compensation program, awards, practices and procedures for our executive officers. The Committee makes annual compensation decisions using a thoughtful and deliberate process based on open discussion and competitive market data Mercer provides as the Committee’s independent compensation consultant. The Committee also recommends to the Board of Directors the competitive pay package for its directors. OSHKOSH CORPORATION 2021 Proxy Statement 30 Performance Shares 50% Restricted Stock Units 50% Consolidated OI 25% Segment OI 50% Segment DNWC 25% Consolidated OI 70% Consolidated DNWC 30%

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2021 COMPENSATION PHILOSOPHY AND OBJECTIVES A fundamental principle underlying our compensation program is that we pay for performance. The objective of our compensation program is to incentivize the achievement of both short-and long-term results through the alignment of pay with performance goals that we set rigorously. We intend this approach to attract, retain, motivate and sustain high performing executive talent. The Committee strives to clearly link pay to performance and align incentive compensation opportunities with the long-term interests of our shareholders. As a result, we designed our compensation program to reward executives for annual financial results as well as strategic decision-making for sustained long-term Company performance. CHECKLIST OF COMPENSATION PRACTICES Consistent with the objectives of our compensation program, the Committee has designed cash and equity awards that have varying timeframes for earning and payment and include a substantial proportion of pay that is “at risk” and dependent on future performance. The primary components of our executive compensation program in fiscal 2021 were as follows: For More Information, See Page Specific Compensation Component Key Features For Fiscal 2021 Fixed Base salary We generally set base salaries within 10% of the 50th percentile of market; we generally base salary increases on performance and market competitiveness 32 Performance-based short-term incentive Annual cash incentive awards We base annual cash incentive awards on the achievement of challenging annual performance goals which for fiscal 2021 were consolidated and segment OI and consolidated and segment DNWC 33 Long-term incentives Performance shares (weighted 50%) Performance shares benefit the recipient to the extent our relative Total Shareholder Return (TSR) (weighted 50%) and relative Return on Invested Capital (ROIC) (weighted 50%) over a period of three years compare favorably to companies in our comparator groups 36 Restricted stock units (weighted 50%) Restricted Stock Units (RSUs) tie a portion of the recipient’s compensation to share price with vesting over a period of up to three years 39 In certain circumstances, such as for newly hired or promoted executives or for retention purposes, we also provide compensation outside of these compensation components, such as additional equity awards for newly hired or promoted executives. We discuss these special awards in this Compensation Discussion and Analysis as they relate to our NEOs. In fiscal 2021, the Committee awarded Mr. Pfeifer a one-time RSU grant with a value of $1,250,000 upon his promotion to Chief Executive Officer effective April 2, 2021 to provide an annual long-term incentive value aligned to the market value for his new position. OSHKOSH CORPORATION 2021 Proxy Statement 31 WHAT WE AVOID Single-trigger change in control features Executive perquisites that lack sound business rationale Tax gross-ups Employment contracts WHAT WE DO Align pay and performance Require minimum stock ownership Provide a balanced pay mix Maintain clawback and anti-hedging policies Prohibit pledging of Company stock

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2021 ANNUAL COMPENSATION PROGRAM DESIGN REVIEW To prudently manage our compensation investments, we generally target compensation close to the 50th percentile of the compensation database that we use. We believe our executive compensation program positions us to compete effectively when recruiting, selecting and seeking to retain key executives. The Human Resources Committee believes that retaining a high-performing executive team is important for the long-term success of the business. The Committee annually evaluates our compensation program to determine if it is appropriate to adjust the program design, types of awards, or levels of pay. For fiscal 2021, this evaluation included a review with Mercer of its analysis of general industry compensation data. As we describe in more detail below, this analysis gives the Committee comparative references and enhances the Committee’s understanding of each executive’s compensation package. The Committee decided to continue to use consolidated OI and consolidated DNWC as performance measures for the fiscal 2021 annual cash incentive awards for NEOs other than segment presidents. Retaining consolidated OI as a measure allowed for a continued emphasis on maximizing income. Retaining consolidated DNWC as a measure for NEOs other than segment presidents continued to reinforce strong working capital management. The DNWC measure for corporate NEOs also aligns with the measures that we assign to our segment presidents. For our segment presidents, the Committee decided to use consolidated OI, segment OI and segment DNWC measures for the fiscal 2021 annual cash incentive award, which were the same measures we used for fiscal 2020. Like ROIC, which is a measure we use in our long-term incentive awards, DNWC provides important focus on maximizing free cash flow for our Company. The OI and DNWC measures align with our value drivers of sales growth, operating margin, and ROIC. We will also use these measures in our fiscal 2022 annual incentive plan to drive and maintain focus on our evolved strategy of Innovate. Serve. Advance. DETERMINING PAY LEVELS For fiscal 2021, Mercer provided the Committee various analyses of general industry compensation data from its US Executive Remuneration Database, a survey that includes compensation for more than 1,600 organizations. We used this database because we believe the survey size ensures consistent and statistically valid data that is representative of the market in which we compete for executive talent. We generally consider only aggregate data and do not select individual companies for comparison. We believe this approach avoids giving undue importance to statistically outlying companies while offering a general understanding of compensation practices in the market. The Mercer US Executive Remuneration Database includes data regarding base salary, target and actual annual cash incentive awards, and target and actual long-term incentive awards. The data reflects the individual responsibilities of each position and company revenue size. In addition to the market data, the Committee also considers, in a subjective manner, the annual evaluation of each executive officer’s performance when determining base salary, annual incentive awards and long-term incentive awards. Mr. Pfeifer was promoted to President and Chief Executive Officer on April 2, 2021. The Committee used the same Mercer US Executive Remuneration Database when preparing and approving Mr. Pfeifer’s compensation package. COMPENSATION DECISIONS FOR FISCAL 2021 On November 17, 2020, Mr. Jones announced his intent to retire as Chief Executive Officer and as director of the Company effective April 2, 2021. Mr. Jones’ announcement resulted in the promotion of Mr. Pfeifer effective April 2, 2021 to replace Mr. Jones. Mr. Pfeifer received corresponding increases in several elements of his compensation effective as of the same date as fully discussed on page 41 under the heading “CEO Transition”. Base Salary In September 2020, the Committee reviewed the Mercer US Executive Remuneration Database by position to evaluate the competitiveness of the NEOs’ base salaries. The Committee generally believes base salaries that are within 10% of the 50th percentile for this database are competitive. The Committee reviewed Mr. Jones’ performance and reviewed the performance evaluations of the other NEOs, which Mr. Jones’ prepared, to ensure that base salary decisions for each executive reflected the executive’s performance and were otherwise consistent with our compensation goals. OSHKOSH CORPORATION 2021 Proxy Statement 32

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2021

After analyzing the data and performance information for each executive, considering our business outlook and that base salaries remained flat during the prior fiscal year, due to the impact of the COVID-19 pandemic, in November 2020, the Committee decided to provide modest base salary increases aligned to market practice to Messrs. Pfeifer, Pack, Nerenhausen, Cortina, Johnson and Jones. Based on our philosophy for establishing base salaries, the Committee used the same database and determined the appropriate base salary to provide to Mr. Pfeifer as part of his promotion effective April 2, 2021.

Summary of Fiscal 2021 Base Salary Adjustments

Base salary adjustments for fiscal 2020 and fiscal 2021, including adjustments in response to the COVID-19 pandemic, were as follows:

Named Executive Officer	Adjustment as a % of Base Salary for Fiscal 2020 (1/1/20)	Adjustment as a % of Base Salary for Fiscal 2021 (1/1/21)
Mr. Pfeifer (1)	3.0%	2.0%
Mr. Pack (2)	3.0%	2.0%
Mr. Nerenhausen	3.0%	2.0%
Mr. Cortina (3)	N/A	2.0%
Mr. Johnson (3)	N/A	2.0%
Mr. Jones	3.1%	2.0%

(1) Mr. Pfeifer's base salary adjustments for fiscal year 2020 and fiscal 2021 were related to his prior position as President and Chief Operating Officer. Effective April 2, 2021, Mr. Pfeifer was promoted to President and CEO. Effective as of that date, the Committee adjusted his base annual salary rate from $765,000 to $950,000, a 24.2% increase, as discussed on page 41 under the heading "CEO Transition".

(2) Mr. Pack's base salary adjustment for fiscal 2020 was related to his prior position as Vice President - Finance for the Fire & Emergency segment.

(3) Messrs. Cortina and Johnson were not NEOs during fiscal 2020.

Annual Cash Incentive Awards

Our annual cash incentive plan links cash awards to the achievement of specific short-term corporate performance goals that the Committee approves each year. These awards tie a significant portion of an executive's annual compensation to our Company's performance. For fiscal 2021, awards were dependent on our performance under a combination of two or, for the business segment presidents, three measures: consolidated OI, segment OI and consolidated or segment DNWC.

After the Committee reviewed the Mercer US Executive Remuneration Database and each executive's performance, the Committee assigned each executive a threshold, target and maximum annual cash incentive award payment level, as a percentage of base salary, for fiscal 2021. As in the past, we targeted the annual cash incentive award opportunity at approximately the 50th percentile of the competitive data as reflected in the database. For fiscal 2021, the Committee maintained target percentages consistent with fiscal 2020 levels for Messrs. Pfeifer, Pack, Nerenhausen, Cortina, Johnson and Jones. Based on our philosophy for establishing target percentages, the Committee used the same database and determined the appropriate target percentage to provide to Mr. Pfeifer as part of his promotion effective April 2, 2021.

OSHKOSH CORPORATION 2021 Proxy Statement 33

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2021

The payout opportunities for the NEOs for fiscal 2021 are set forth in the table below:

		Potential Annual Award as a Percentage of Base		
Named Executive Officers	Prior Target	Threshold	Target	Maximum
Mr. Pfeifer (1)	95%	47.5%	95%	190%
Mr. Pack	70%	35%	70%	140%
Mr. Nerenhausen	80%	40%	80%	160%
Mr. Cortina (2)	75%	37.5%	75%	150%
Mr. Johnson (2)	75%	37.5%	75%	150%
Mr. Jones (3)	140%	70%	140%	280%

(1) Mr. Pfeifer's target percentage increased from 95% to 130% effective at the time of his promotion to President and Chief Executive Officer on April 2, 2021. We calculated Mr. Pfeifer's fiscal 2021 annual cash incentive award payout on a pro-rated basis using both target percentages and his pro-rated fiscal 2021 base salary.

(2) Messrs. Cortina and Johnson were not NEOs during fiscal 2020.

(3) Mr. Jones, who retired on April 2, 2021, did not receive an annual cash incentive award payout for fiscal 2021 as he was not employed at the time of the award payout in November 2021.

Annual Cash Incentive Awards-Operating Income and Fiscal 2021 Results

The Committee structured our annual cash incentive awards for fiscal 2021 with aggressive operating income targets that reflected the uncertainties associated with the COVID-19 pandemic and subsequent recovery. Actual fiscal 2021 results for annual cash incentive plan purposes based on the definitions below (which may differ from reported results) also appear in the last column of the chart below.

	Performance Measure	Bonus Weighting	Threshold in Millions	Target in Millions	Maximum in Millions	Fiscal 2021 Actual in Millions
Mr. Pfeifer, Mr. Pack, Mr. Cortina and Mr. Jones	Consolidated OI	70%	$403	$473	$598	$560
Mr. Nerenhausen	Consolidated OI	25%	$403	$473	$598	$560
	Access Equipment segment OI	50%	$165	$187	$259	$260
Mr. Johnson	Consolidated OI	25%	$403	$473	$598	$560
	Fire & Emergency segment OI	50%	$136	$156	$176	$174

- Consolidated OI equals income from continuing operations before other income/expense, income taxes and equity in earnings of our unconsolidated affiliates, adjusted for restructuring charges ($11.3 million) and Pratt Miller results and acquisition costs ($3.9 million).
- Access Equipment segment OI equals income from continuing operations before other income/expense, income taxes and equity in earnings of unconsolidated affiliates, adjusted for restructuring charges ($11.3 million).
- Fire & Emergency segment OI equals income from continuing operations before other income/expense, income taxes and equity in earnings of unconsolidated affiliates.

OSHKOSH CORPORATION 2021 Proxy Statement 34

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2021

The results satisfied the annual incentive plan requirement that we achieve a minimum 3% operating income margin on a consolidated or segment basis, as applicable, in fiscal 2021 to receive an OI payment above target. Actual OI margin in fiscal 2021 was 7.2% on a consolidated basis, 8.5% for the Access Equipment segment and 14.2% for the Fire & Emergency segment, in each case using amounts based on the definitions above (which may differ from reported results).

Annual Cash Incentive Awards-Days Net Working Capital and Fiscal 2021 Results

The Committee established the targets for DNWC based on our forecasted financial performance, as indicated below. Actual fiscal 2021 results based on the definitions below also appear in the last column in the chart below.

	Performance Measure	Bonus Weighting	Threshold	Target	Maximum	Fiscal 2021 Actual
Mr. Pfeifer, Mr. Pack, Mr. Cortina and Mr. Jones	Consolidated DNWC	30%	97.0	91.0	82.0	71.7
Mr. Nerenhausen	Access Equipment segment DNWC	25%	138.5	130.0	113.0	90.3
Mr. Johnson	Fire & Emergency segment DNWC	25%	64.0	60.0	56.0	45.0

- Consolidated DNWC is the average Net Working Capital (NWC) for the five consecutive quarters ending September 30 divided by the average daily sales for the fiscal year ended September 30. NWC is defined as current assets (less cash) minus current liabilities (less short-term debt and customer advances at our Pierce Manufacturing, Inc. subsidiary), adjusted for the pre-payment of payroll taxes deferred under the CARES Act of $17.8 million within the September 30, 2021 Consolidated NWC results and the timing of income tax payments related to a tax planning project of $58.0 million, $154.3 million and $280.1 million within the March 31, 2021, June 30, 2021 and September 30, 2021 Consolidated NWC results, respectively.
- Access Equipment segment DNWC is the average NWC for the five consecutive quarters ending September 30 divided by the average daily sales for the fiscal year ended September 30. NWC is defined as current assets (less cash) minus current liabilities (less short-term debt), adjusted for the pre-payment of payroll taxes deferred under the CARES Act of $3.5 million within the September 30, 2021 Access Equipment segment NWC results.
- Fire & Emergency segment DNWC is the average NWC for the five consecutive quarters ending September 30 divided by the average daily sales for the fiscal year ended September 30. NWC is defined as current assets (less cash) minus current liabilities (less short-term debt and customer advances at Pierce), adjusted for the pre-payment of payroll taxes deferred under the CARES Act of $5.1 million within the September 30, 2021 Fire & Emergency segment NWC results.

Fiscal 2021 Annual Incentive Award Payouts

Based on consolidated and segment results, performance payouts under the annual cash incentive plan to our NEOs were as follows:

	Target Annual Incentive Award ($) (1)	Payout Based on Consolidated Operating Income ($)	Payout Based on Consolidated Days Net Working Capital ($)	Payout Based on Segment Operating Income ($)	Payout Based on Segment Days Net Working Capital ($)	Total ($)	Payout Level (Percent of Target Payout) (2)
Mr. Pfeifer	975,712	1,157,682	585,427	–	–	1,743,109	178.7%
Mr. Pack	354,900	421,089	212,940	–	–	634,029	178.7%
Mr. Nerenhausen	501,931	212,693	–	501,931	250,966	965,590	192.4%
Mr. Cortina	380,691	451,690	228,415	–	–	680,105	178.7%
Mr. Johnson	391,658	165,965	–	374,425	195,829	736,219	188.0%
Mr. Jones (3)	878,809	–	–	–	–	–	–

OSHKOSH CORPORATION 2021 Proxy Statement 35

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2021 (1) The target annual incentive award represents fiscal 2021 base salary multiplied by each NEO’s target award percentage. Mr. Pfeifer’s target percentage increased from 95% to 130% effective at the time of his promotion to President and Chief Executive Officer on April 2, 2021. For Mr. Pfeifer, we calculated his fiscal 2021 annual cash incentive award payout on a pro-rated basis using both target percentages and his pro-rated fiscal 2021 base salary. (2) Payout level is the sum of the results of each performance measure as a percentage of target performance multiplied by each measure’s respective weighting. (3) Mr. Jones, who retired on April 2, 2021, did not receive an annual cash incentive award payout for fiscal 2021 as he was not employed at the time of the award payout in November 2021. Equity-Based Long-Term Incentive Awards The Committee generally grants individual equity awards for executives on an annual basis at its November meeting. Grants of equity awards in fiscal 2021 are subject to the terms of the 2017 Incentive Stock and Awards Plan, which shareholders approved at the 2017 Annual Meeting. In fiscal 2021, as we had done in the recent past, we provided two types of equity-based long-term incentive awards: performance shares and restricted stock units. The Committee believes equity-based long-term incentive awards are key components of our compensation program and appropriately align pay with performance. Long-term incentive awards serve the following three critical functions: • • Motivate executives to focus on our long-term growth and performance; Encourage and facilitate executive ownership of our common stock, which aligns executive objectives with those of shareholders; and Help to attract and retain key executives, which we believe contributes to increased shareholder value. • For regular annual equity awards that the Committee granted in fiscal 2021, the Committee provided to each NEO long-term incentive awards with a target value generally equal to the 50th percentile of long-term incentive award values in the Mercer US Executive Remuneration Database. The awards provided a significant incentive for executives to execute our strategy and achieve fiscal 2021 performance goals and also provided considerable retention value for key executives. For the fiscal 2021 regular annual grants, the Committee decided to deliver the target value by awarding to each executive: • 50% of the target value in the form of performance shares (half based on relative TSR and half based on relative ROIC) and • 50% in the form of restricted stock units. Performance Share Awards For fiscal 2021 regular annual grants, we granted to each NEO performance shares with relative TSR and ROIC performance-based measures, each representing one-half of the target value attributable to performance shares, the same weightings we used in fiscal 2020. Both the TSR-and ROIC-based awards will require our Company performance to exceed certain thresholds relative to peer groups of companies. Performance shares accounted for a total combined weight of 50% of the target award value for each NEO’s long-term incentives. The Committee valued TSR performance shares using a Monte Carlo simulation model from a third-party provider. The Committee valued ROIC performance shares using the fair market value of the underlying common stock on the date of grant. The table below reflects the percent of target performance shares that a NEO could earn at the end of the three-year period from October 1, 2020 to September 30, 2023 based on our performance under each of the relative TSR and relative ROIC measures: 3-Year TSR and 3-Year ROIC Percent of Target Shares Award Earned Below 25th Percentile 0% 25th Percentile 50% 50th Percentile 100% 75th Percentile 200% OSHKOSH CORPORATION 2021 Proxy Statement 36

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2021 These awards reinforced our pay-for-performance philosophy by providing target (100%) payout only if we achieve at least 50th percentile performance. Executives can earn up to a 200% maximum payout for relative TSR performance or relative ROIC performance at or above the 75th percentile. However, each potential award is subject to a payout cap, using our share price on the last day in the performance period, equal to 400% of the aggregate value of the number of shares the executive would have received for relative TSR or relative ROIC performance at the 50th percentile using our share price on the date we awarded performance shares. In addition to being performance-based, our performance shares vest only after three years of continuous employment (subject to retirement terms of the awards) which provides a retention incentive during the full vesting period. Upon a qualified retirement, a pro-rata portion of the performance shares will vest. As of September 30, 2021, Mr. Nerenhausen and Mr. Johnson were eligible to retire under the 2017 Incentive Stock and Awards Plan. The definition of a qualified retirement is that the executive is at least 55 years of age and has completed five years of service with the Company. Total Shareholder Return Half of the fiscal 2021 performance share awards measure performance based on the Company’s TSR relative to the TSR results of an index of similarly-sized companies. Executives benefit from these fiscal 2021 performance share grants only if our TSR compares favorably to the TSR of companies in the Standard & Poor’s MidCap 400 Index. TSR is defined as stock price appreciation plus dividends over three years after the grant date of the performance shares. The final number of shares an executive receives at the end of the three-year performance period can range from zero to double the target number of performance shares, depending on our relative TSR. Performance shares support the Committee’s objective of increasing executives’ ownership interest in our Company and giving them an incentive to enhance shareholder value. The Committee chose the Standard & Poor’s MidCap 400 Index rather than the more targeted comparator group that we used for ROIC purposes because the index reflects the Committee’s view that there is a broad range of investment options available to shareholders. TSR-Results that Impacted Fiscal 2021 For performance share awards that we granted in fiscal 2019 relating to performance over fiscal 2019, fiscal 2020 and fiscal 2021, our TSR of 61.08% resulted in a rank at the 71st percentile relative to the TSR of companies in the Standard & Poor’s MidCap 400 Index. This percentile ranking resulted in a payout at 185% of target for these awards, which resulted in payouts to the NEOs at the values shown below, other than for Mr. Jones. Because Mr. Jones was retirement-eligible at the time of his retirement on April 2, 2021 we paid out all performance share awards that we granted to him in fiscal years 2019, 2020 and 2021 on a pro-rata basis considering performance for each award through April 2, 2021. For the fiscal 2019 grant relating to performance over fiscal 2019, fiscal 2020 and fiscal 2021 through Mr. Jones’ retirement date, our TSR performance of 79.35% resulted in a rank at the 85th percentile, resulting in a payout of 200% of target for this award, which was then pro-rated relative to the performance period at the time of his retirement. For the fiscal 2020 grant relating to performance over fiscal 2020 and fiscal 2021 through Mr. Jones’ retirement date, our TSR performance of 67.46% resulted in a rank at the 77th percentile, resulting in a payout of 200% of target for this award, which was then pro-rated relative to the performance period at the time of his retirement. For the fiscal 2021 grant relating to performance during fiscal 2021 through Mr. Jones’ retirement date, our TSR performance of 53.96% resulted in a rank at the 72nd percentile, resulting in a payout of 188% of target for this award, which was then pro-rated relative to the performance period at the time of his retirement. The table below reflects the aggregate payout to Mr. Jones. NEOs Fiscal 2021 Performance Share Payouts — TSR Mr. Pfeifer (1) — Mr. Pack (1) — Mr. Nerenhausen $408,063 Mr. Cortina $340,053 Mr. Johnson $320,636 Mr. Jones $4,623,150 (1) Mr. Pfeifer and Mr. Pack did not receive performance share awards in fiscal 2019. OSHKOSH CORPORATION 2021 Proxy Statement 37

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2021

The dollar values in the table, except for Mr. Jones, reflect the closing price of our stock on October 15, 2021, which was the date of payout for the performance share awards, times the number of shares of common stock that the NEO earned, plus accumulated dividends. The dollar value in the table for Mr. Jones reflects the closing price of our stock on July 15, 2021, which was the date of payout for his performance share awards.

Return on Invested Capital

Half of the fiscal 2021 performance share awards measure performance based on the Company's relative ROIC. Executives benefit from the ROIC performance shares only if our ROIC results compare favorably to our ROIC comparator group. The performance goal equals our total net income before extraordinary items, non-recurring gains and losses, discontinued operations and accounting changes, plus the after-tax cost of interest expense for the 11 quarters in the period ended June 30, 2023, divided by the sum of total debt plus shareholders' equity as of the last day of the same calendar quarters and the immediately preceding calendar quarter for the Company.

The ROIC performance measure compares our results to those of the ROIC comparator group. Our threshold, target, and maximum performance levels coincide with ROIC results at the 25th, 50th and 75th percentiles, respectively, of the ROIC comparator group. We believe the ROIC comparator group is representative of the industrial machinery, construction machinery, heavy truck and defense industries in which our products compete. We believe this group of companies in comparable industries is appropriate for making an ROIC comparison, particularly because these companies are likely to have investment needs like ours — to support the maintenance and improvement of their infrastructure and ensure continued growth.

The ROIC comparator group for the fiscal 2021 awards included companies in three distinct Standard Industrial Classification (SIC) industry groupings: Industrial Machinery, Construction/Farm Machinery and Heavy Trucks, and Defense & Aerospace, with annual revenues between approximately one quarter to two times our annual revenue. The companies in the ROIC comparator group for the fiscal 2021 awards are listed below.

ROIC Comparator Group of Companies for Fiscal 2021 Performance Shares

Industrial Machinery (25%)	Construction/Farm Machinery and Heavy Trucks (50%)	Defense & Aerospace (25%)
Dover Corporation	AGCO Corporation	Curtiss-Wright Corporation
Flowserve Corporation	Allison Transmission Holdings, Inc.	L3Harris Technologies, Inc.
Fortive Corporation	Dycom Industries, Inc.	Howmet Aerospace Inc.
Illinois Tool Works Inc.	EMCOR Group Inc.	Huntington Ingalls Industries, Inc.
Lincoln Electric Holdings Inc.	Granite Construction Incorporated	KBR, Inc.
Parker-Hannifin Corporation	Martin Marietta Materials, Inc.	Spirit AeroSystems Holding, Inc.
Pentair plc	MasTec, Inc.	Teledyne Technologies Incorporated
Stanley Black & Decker, Inc.	Meritor, Inc.	Textron Inc.
The Timken Company	Navistar International Corporation	Triumph Group, Inc.
	Primoris Services Corporation	
	Quanta Services, Inc.	
	REV Group, Inc.	
	Terex Corporation	
	The Toro Company	
	Trinity Industries Inc.	
	Tutor Perini Corporation	
	Valmont Industries, Inc.	
	Vulcan Materials Company	
	Wabtec Corporation	

ROIC-Results that Impacted Fiscal 2021

For performance share awards that we granted in fiscal 2019 relating to performance over fiscal 2019, fiscal 2020 and fiscal 2021, our relative ROIC of 38.76% resulted in a rank at the 85th percentile versus the ROIC of companies in the ROIC comparator group that applied to these awards. This percentile ranking resulted in a payout at 200% of target under these awards, which resulted in payouts to the NEOs at the values shown below, other than for Mr. Jones.

OSHKOSH CORPORATION 2021 Proxy Statement 38

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2021 Because Mr. Jones was retirement-eligible at the time of his retirement on April 2, 2021, all performance share awards that we granted to him in fiscal years 2019, 2020 and 2021 were paid out on a pro-rata basis considering performance for each award through March 31, 2021. For the fiscal 2019 grant relating to performance over fiscal 2019, fiscal 2020 and fiscal 2021 through March 31, 2021, our ROIC performance of 32.83% resulted in a rank at the 80th percentile, resulting in a payout of 200% of target for this award, which was then pro-rated relative to the performance period at the time of his retirement. For the fiscal 2020 grant relating to performance over fiscal 2020 and fiscal 2021 through March 31, 2021, our ROIC performance of 14.88% resulted in a rank at the 64th percentile, resulting in a payout of 156% of target for this award, which was then pro-rated relative to the performance period at the time of his retirement. For the fiscal 2021 grant relating to performance during fiscal 2021 through March 31, 2021, our ROIC performance of 4.87% resulted in a rank at the 47th percentile, resulting in a payout of 94% of target for this award, which was then pro-rated relative to the performance period at the time of his retirement. The table below reflects the aggregate payout to Mr. Jones. NEOs Fiscal 2021 Performance Share Payouts — ROIC Mr. Pfeifer (1) — — Mr. Pack (1) $572,346 Mr. Nerenhausen $477,904 Mr. Cortina $446,389 Mr. Johnson $5,457,327 Mr. Jones (1) Mr. Pfeifer and Mr. Pack did not receive performance share awards in fiscal 2019. The dollar values in the table, except for Mr. Jones, reflect the closing price of our stock on October 15, 2021, which was the date of payout for the performance share awards, times the number of shares of common stock that the NEO earned, plus accumulated dividends. The dollar value in the table for Mr. Jones reflects the closing price of our stock on July 15, 2021, which was the date of payout for his performance share awards. Restricted stock units The Committee believes RSUs are valuable because they tie a portion of the executive’s compensation to stock price appreciation and the vesting period provides a retention incentive. RSUs enable executives to realize value based on the price of our common stock on the vesting date, creating a link between executive decision-making and shareholder value. Each RSU grant has a three-year vesting period, with one-third vesting each year. RSUs call for accelerated vesting upon a qualified retirement unless the qualified retirement occurs prior to the first anniversary of the grant date, in which case only a pro-rata portion of the RSUs will vest. As of September 30, 2021, Mr. Nerenhausen and Mr. Johnson were eligible to retire under the 2017 Incentive Stock and Awards Plan. The definition of a qualified retirement is that the executive is at least 55 years of age and has completed five years of service with the Company. Restricted stock units accounted for 50% of the target equity award value in fiscal 2021 for regular annual awards which was the same weight as in fiscal 2020. The Committee valued restricted stock units using the fair market value of the underlying common stock on the date of grant. In addition to annual awards, we also use restricted stock unit equity awards in special circumstances for recruiting or retaining employees and at times due to a promotion. In connection with his promotion in fiscal 2021, Mr. Pfeifer received a one-time restricted stock unit grant with a value of $1,250,000 on April 2, 2021. We intended this additional equity award to provide an annual long-term incentive value aligned to the market values for his new position. Retirement Benefits We provide retirement benefits based on competitive market trends. The retirement plans for the NEOs include a 401(k) plan with Company matching contributions, as well as an additional Company contribution based on age and base salary. We provide substantially similar 401(k) benefits to the salaried employees in our corporate office and certain business segments. We also offer non-qualified supplemental executive retirement plans which help to attract and retain senior executive talent that are available to executives on the recommendation of the Chief Executive Officer and with Committee approval. See “2021 Pension Benefits” on page 49 for more information regarding our supplemental executive retirement plans and our pension plan. OSHKOSH CORPORATION 2021 Proxy Statement 39

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2021 We maintain a qualified defined contribution retirement benefit plan under which we contribute a percentage of base salary for each participant up to Internal Revenue Code limits for such plans based on age. The contributions vary by business segment and employee groups. For the NEOs, the contributions, as a percentage of qualifying wages, are as follows: under age 30, 3%; age 30 to 39, 4%; age 40 to 49, 5%; and age 50 and older, 6%. For NEOs and other executives who were eligible to participate in our frozen non-qualified defined benefit supplemental executive retirement plan, we maintain a non-qualified defined contribution supplemental executive retirement plan that provides a percentage of base salary and bonus based on age. The contributions are as follows: under age 45, 10%; age 45 to 50, 12.5%; and over age 50, 15%. We discontinued this plan on December 31, 2012, and no new participants have been added since that date. For newer executive officers, we maintain a restoration, non-qualified defined contribution executive retirement plan that provides a percentage of base salary and bonus above the Internal Revenue Code retirement plan limits that apply to our broad-based defined contribution retirement plan. The contributions above the Internal Revenue Code limits are as follows: under age 30, 3%; age 30 to 39, 4%; age 40 to 49, 5%; and age 50 and older, 6%. Deferred Compensation Our NEOs are eligible to participate in our Deferred Compensation Plan for Directors and Executive Officers, which is a non-qualified, unfunded retirement savings plan. The Deferred Compensation Plan allows the deferral of base salary and annual cash incentive awards into either an investment program, which pays a guaranteed rate of return based on the prime interest rate plus 1%, or a share program, which mirrors the performance of our common stock during the relevant period, including dividends. Executives also may defer RSU grants and performance shares under the Deferred Compensation Plan. See “2021 Non-Qualified Deferred Compensation” on page 51, for more information regarding our deferred compensation plans. Other Benefits We provided health and welfare benefit plans to all our executives under the plans available to most of our employees, including medical, dental, vision, life insurance and short-and long-term disability coverage. In addition, all our executives were eligible to receive a comprehensive physical examination. We covered costs of these examinations in fiscal 2021 and reimbursed the taxes relating to payment of those costs beyond the scope of routine annual physicals provided under the normal health plan. We allow executive use of our Company plane for personal reasons only in limited and specific circumstances. There was no executive use of the Company plane for personal reasons in fiscal 2021. Executive Employment and Other Agreements We do not have an employment agreement with any of our NEOs. Our NEOs have agreements under which certain benefits would become payable in the event of a change-in-control of our Company and subsequent termination of the executive’s employment. Mr. Pfeifer has a severance agreement that is separate from his change-in-control agreement. At times, during leadership transitions, the Company may provide transitional services benefits to our NEOs consistent with market practices or may enter into consulting agreements to ensure a coordinated hand-off of duties. Severance Agreements We have a severance agreement with Mr. Pfeifer. If we terminate Mr. Pfeifer’s employment without cause or Mr. Pfeifer terminates his employment for good reason, then, provided he executes a release of claims, Mr. Pfeifer will be entitled to receive severance compensation approximating two years’ salary and target bonus, together with welfare benefits. See “Potential Payments on Termination or Change-In-Control” for more information regarding Mr. Pfeifer’s severance agreement and potential amounts that we may pay under that agreement. Change-In-Control Agreements We have severance agreements with all NEOs that would provide each of them with reasonable compensation if their employment is terminated in certain defined circumstances following a change-in-control of our Company. We entered into these Key Executive Employment and Severance Agreements, or KEESAs, to provide our Company with certain protections — specifically to retain key executives prior to or following a change-in-control and to ensure key executives consider the best interests of shareholders when making decisions during a potential or actual change-in-control. The Committee administers the severance agreements and selects OSHKOSH CORPORATION 2021 Proxy Statement 40

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2021

executive officers who are eligible for these agreements. None of the agreements provide for Internal Revenue Code Section 280G tax gross-up benefits.

Under the executive severance agreements, after a change-in-control of our Company, if an executive's employment is terminated other than by reason of death, disability or for cause, the executive is entitled to the following:

	Cash Payment	Additional Retirement Benefits	Outplacement, Legal, Continued Welfare Benefits	Tax Gross-up for "Excess Parachute Payments" (1)
Mr. Pfeifer	3x base salary and bonus	n/a	3 years	No
Mr. Pack	2x base salary and bonus	n/a	2 years	No
Mr. Nerenhausen	2x base salary and bonus	n/a	2 years	No
Mr. Cortina	2x base salary and bonus	n/a	2 years	No
Mr. Johnson	2x base salary and bonus	n/a	2 years	No
Mr. Jones (2)				

(1) In fiscal 2009, the Committee eliminated the Internal Revenue Code Section 280G tax gross-up benefit from payments due under severance agreements for any new agreements after that date.

(2) Mr. Jones' change-in-control agreement terminated when he retired from our Company on April 2, 2021.

Each executive is also entitled to a cash termination payment and other benefits if the executive terminates employment for good reason, as defined in the severance agreements, after a change-in-control. The form of agreement applicable to our NEOs provides that, to the extent that payments to any of those executives would be considered "excess parachute payments," the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to the executive. The Committee has approved severance agreements for other officers with terms that are not as favorable to those officers (among other things, by providing for a maximum of one times base salary and bonus), and the Committee carefully selects the appropriate agreement for a given executive after considering relevant circumstances in each case.

See "Potential Payments on Termination or Change-in-Control" for more information regarding these severance agreements and potential amounts under them that would be payable to our NEOs.

CEO Transition

As a result of our thoughtful and robust succession planning process, on November 17, 2020, the Board acted to appoint John C. Pfeifer, the then President and Chief Operating Officer of the Company, as President and Chief Executive Officer effective April 2, 2021. The Board of Directors also elected Mr. Pfeifer as a director of the Company to fill the vacancy that was created by the retirement from the Board of our former Chief Executive Officer, Wilson R. Jones. In connection with Mr. Pfeifer's election as President and Chief Executive Officer of the Company, the Human Resources Committee approved certain compensation actions taking into account the Mercer US Executive Remuneration Database, including an increase in Mr. Pfeifer's base salary and an increase in his target percentage under the Company's annual incentive award as follows:

	FY21 Compensation	Mid-year FY21 Compensation
Base Salary	$765,000	$950,000
Annual Incentive Target	95%	130%

In addition, effective April 2, 2021, Mr. Pfeifer received a one-time restricted stock unit grant with a value of $1,250,000. The Committee intended this grant to provide an annual long-term incentive value aligned to the market value for his new position as the regular annual grant that he received in fiscal 2021 reflected his prior position.

In addition, effective at the time of promotion, Mr. Pfeifer entered into a revised KEESA and a severance agreement that we describe above. The revised KEESA between the Company and Mr. Pfeifer is based on the prior KEESA to which Mr. Pfeifer was a party prior to his promotion except that the revised agreement provides for a three-year employment term following a "Change in Control" rather than a two-year term.

OSHKOSH CORPORATION 2021 Proxy Statement 41

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2021 Executive Incentive Compensation Clawback Policy In September 2011, the Committee adopted the Oshkosh Corporation Executive Incentive Compensation Recoupment Policy, which is also known as a “clawback policy”. The policy applies to all non-equity incentive compensation and equity awards granted on or after September 30, 2011. Under the policy, if we must prepare an accounting restatement relating to our publicly-reported consolidated financial statements due to our material noncompliance with financial reporting requirements under U.S. federal securities laws, our Company will have the right, to the extent permitted by law, to take appropriate action to recoup all or part of any incentive award actually paid to a covered executive if the amount of money or number of shares paid to the executive was expressly based on the achievement of financial results that were subject to the restatement and the executive would have been paid a lower amount or granted fewer shares based on the financial results after the restatement. Stock Ownership Guidelines for Executive Officers The Committee has adopted executive officer stock ownership guidelines to align our executives’ interests with those of shareholders. The Committee requires executives to attain stock ownership at the following levels: Ownership Level as a Multiple of Base Salary In Compliance John C. Pfeifer, President and Chief Executive Officer (1) 5x annual base salary Yes Michael E. Pack, Chief Financial Officer (1) 4x annual base salary Yes Frank R. Nerenhausen, Ignacio A. Cortina, James W. Johnson, Executive Vice Presidents 3x annual base salary Yes (1) As of November 26, 2021, all NEOs that we employed on that date exceeded their respective stock ownership requirements except Mr. Pfeifer and Mr. Pack who have not been in their current positions for five years. It is the Committee’s policy that each NEO must achieve the required level of stock ownership within five years of becoming a NEO. Stock ownership includes stock that is not restricted in any way and the value of exercisable stock options, based on the market price of our common stock, the exercise price and taxes the officer would pay on exercise. An executive who does not meet the ownership guidelines within the requisite timeframe will not receive approval to sell shares or to exercise options unless the net proceeds of that transaction are reinvested in common stock. Prohibition Against Hedging and Pledging We prohibit directors, all officers and all other employees from entering into certain transactions for their individual accounts that include hedging or pledging our Company’s securities. Without limitation, the prohibition on hedging includes any financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any position relating to Company securities (including compensation awards), including prepaid variable forward contracts, equity swaps, collars, puts, calls and other derivative instruments and exchange funds. Tax Treatment of Compensation The Committee views the impact of the tax deductibility of executive compensation as one of the many factors to consider in the context of its overall compensation objectives. Section 162(m) of the Internal Revenue Code (Section 162(m)) limits our U.S. federal income tax deduction for compensation that exceeds $1,000,000 paid during the year to each of our “covered employees,” generally including our NEOs. In determining the compensation paid or awarded to our NEOs during fiscal 2021, the Committee strived to achieve the objectives of our compensation program, including attracting, retaining, motivating and sustaining high performing executive talent and incentivizing the achievement of both short and long-term results through the alignment of rigorously set performance goals and pay. In structuring our compensation program in a manner consistent with these goals, the Committee may approve compensation that is not fully deductible under Section 162(m) if the Committee believes it will contribute to the achievement of our business objectives. OSHKOSH CORPORATION 2021 Proxy Statement 42

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2021 Relation of Our Compensation Policies and Procedures to Risk Management Our senior management conducted a comprehensive risk assessment of each element of our compensation program to evaluate the levels of risk-taking that each of those elements could potentially encourage. Management then presented this risk assessment to the Committee. After reviewing management’s risk assessment, the Committee determined that our compensation program creates a proper balance between appropriate risk-taking and competitive compensation. Based on the Committee’s determination, we believe our compensation program does not create risks that are reasonably likely to have a material adverse effect on our Company. Human Resources Committee Report The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Human Resources Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. » » » » » » Keith J. Allman, Chair Douglas L. Davis Kimberley Metcalf-Kupres Craig P. Omtvedt Sandra E. Rowland Stephen D. Newlin (Alternate Member) OSHKOSH CORPORATION 2021 Proxy Statement 43 Risk Mitigation Features Include: Multiple performance measures Clawback policy Stock ownership guidelines Anti-hedging policy Limited change-in-control benefits Incentive plan caps

COMPENSATION TABLES

2021 Summary Compensation Table

Name and Principal Position	Fiscal Year (1)	Salary ($)	Bonus ($)	Stock Awards ($) (2)(3)	Option Awards ($) (2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)(6)(7)	Total ($)
John C. Pfeifer, President and Chief Executive Officer	2021	841,784	–	3,253,518	–	1,743,109	–	175,339	6,013,750
	2020	666,239	213,990	1,745,755	260,292	–	–	64,101	2,950,377
	2019	277,308	150,000	3,800,229	–	352,925	–	40,314	4,620,776
Michael E. Pack, Executive Vice President and Chief Financial Officer	2021	504,425	–	1,001,854	–	634,029	–	62,831	2,203,139
	2020	369,056	74,567	281,460	52,974	–	25,829	24,374	828,260
Frank R. Nerenhausen, Executive Vice President, President, Access Equipment segment	2021	627,034	–	1,001,854	–	965,590	–	262,608	2,857,086
	2020	554,424	166,327	805,786	200,124	–	212,461	143,787	2,082,909
	2019	559,755	–	1,221,077	180,000	705,627	338,517	227,544	3,232,520
Ignacio A. Cortina, Executive Vice President, General Counsel and Secretary	2021	505,009	–	1,001,854	–	680,105	–	70,038	2,257,006
James W. Johnson, Executive Vice President, President, Fire & Emergency segment	2021	519,556	–	701,414	–	736,219	–	205,878	2,163,067
	2020	475,885	133,843	565,500	140,610	–	22,907	131,512	1,470,257
	2019	462,961	–	1,063,464	140,000	492,272	36,519	169,827	2,365,043
Wilson R. Jones, Former Chief Executive Officer (Retired) (8)	2021	627,721	–	6,104,945	–	–	–	339,776	7,072,442
	2020	1,031,347	505,360	4,885,554	1,220,364	–	128,677	334,820	8,106,122
	2019	1,140,001	–	4,883,171	1,220,000	2,256,889	201,990	556,115	10,258,166

(1) Information for Messrs. Pack and Cortina for fiscal 2019 and Mr. Cortina for fiscal 2020 is not required because they were not NEOs during those periods.

(2) Amounts in this column are based on the aggregate grant date fair value of awards to our NEOs under our 2017 Incentive Stock and Awards Plan rather than actual amounts paid to these officers or amounts the officers actually realized or will realize as a result of these awards. We computed the aggregate grant date fair value of these awards in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation ("FASB ASC Topic 718").

(3) We based the fair value of restricted stock unit awards on the market price of the underlying shares awarded on the date of grant. We calculated the fair value of option awards using the Black-Scholes valuation model. Note 4 to our audited consolidated financial statements for the fiscal year ended September 30, 2021, included in our Annual Report on Form 10-K filed with the SEC on November 16, 2021, includes the assumptions we used to calculate these amounts.

We have granted performance shares to our NEOs that vest at the end of the third 12-month period ending September 30 following the grant date. Our NEOs earn shares under performance share awards only if our total shareholder return, as to half of the awards, and return on invested capital results, as to the other half, over the three-year performance period compare favorably to those of a comparator group of companies. Potential payouts range from 0% to 200% of the target amounts for these awards. Amounts in the "Stock Awards" column relating to the performance share awards are the value at the grant date, based upon the probable outcome of the performance conditions, consistent with the estimate of the aggregate compensation cost to be recognized over the service period in accordance with FASB ASC Topic 718, determined using a Monte Carlo simulation model for relative TSR and fair market value of the underlying shares on the grant date for relative ROIC. Assuming performance at the highest level, the aggregate values of the performance share awards during fiscal 2021 at the date of grant for each of our NEOs (based on the maximum

OSHKOSH CORPORATION 2021 Proxy Statement 44

COMPENSATION TABLES number of shares that an officer could earn under an award and our stock price on the date of grant) were as follows: $1,831,868 for Mr. Pfeifer, $917,904 for Messrs. Pack, Nerenhausen and Cortina, $642,139 for Mr. Johnson and $5,590,151 for Mr. Jones. (4) The amounts in this column reflect the increase in actuarial present value from the prior year of the NEO’s benefits under our applicable retirement plans determined using the assumptions set forth in footnote (1) to the Pension Benefits Table below. In fiscal 2021, the actuarial present values decreased for Mr. Pack ($7,448), Mr. Nerenhausen ($31,101), Mr. Johnson ($3,614) and Mr. Jones ($9,209). Messrs. Pfeifer and Cortina are not entitled to any benefits under these plans. As we discuss more fully elsewhere, we froze benefits under both our qualified and non-qualified defined benefit plans effective December 31, 2012, and now provide benefits under new, qualified and non-qualified defined contribution plans. (5) The amounts shown in this column include benefits earned in fiscal 2021 under the Defined Contribution Executive Retirement Plan of $136,592 for Mr. Pfeifer, $42,308 for Mr. Pack, $236,508 for Mr. Nerenhausen, $43,938 for Mr. Cortina, $179,778 for Mr. Johnson and $79,960 for Mr. Jones. We made fiscal 2021 contributions to the qualified defined contribution retirement benefit plan of $17,400 for Messrs. Pfeifer, Nerenhausen, Cortina, Johnson and Jones, and $14,500 for Mr. Pack. (6) The amounts shown in the column for fiscal 2021 include $6,703 for Mr. Pfeifer and $10,377 for Mr. Jones for annual physical examinations outside our normal health plan and $5,944 for Mr. Pfeifer and $9,202 for Mr. Jones to reimburse them for taxes they incurred in connection with our reimbursements for the annual physical examinations. (7) The amount for fiscal 2021 in this column for Mr. Jones includes a payout of $216,655 which represents his earned, unused paid-time off balance and $650 for personal use of telecommunications equipment. (8) Mr. Jones, who retired on April 2, 2021, did not receive an annual cash incentive award payout for fiscal 2021 as he was not employed at the time of the award payout in November 2021. OSHKOSH CORPORATION 2021 Proxy Statement 45

COMPENSATION TABLES

2021 Grants of Plan Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1) Threshold ($)	Target ($)	Maximum ($)	Estimated Future Payouts Under Equity Incentive Plan Awards (2) Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Awards ($)(3)
John C. Pfeifer (4)	11/16/2020	487,856	975,712	1,951,424	5,813	11,625	23,250	12,700	–	–	2,001,336
	04/02/2021	–	–	–	–	–	–	10,475	–	–	1,252,182
Michael E. Pack	11/16/2020	177,450	354,900	709,800	2,913	5,825	11,650	6,350	–	–	1,001,854
Frank R. Nerenhausen	11/16/2020	250,966	501,931	1,003,862	2,913	5,825	11,650	6,350	–	–	1,001,854
Ignacio A. Cortina	11/16/2020	190,346	380,691	761,382	2,913	5,825	11,650	6,350	–	–	1,001,854
James W. Johnson	11/16/2020	195,829	391,658	783,316	2,038	4,075	8,150	4,450	–	–	701,414
Wilson R. Jones	11/16/2020	439,405	878,809	1,757,618	17,738	35,475	70,950	38,725	–	–	6,104,945

(1) The amounts shown represent the threshold, target and maximum awards that each of our NEOs could have earned under our annual cash incentive plan for fiscal 2021, as we describe more fully under "Compensation Discussion and Analysis — Annual Cash Incentive Awards". The amount that each NEO earned for fiscal 2021 under these awards based on our actual performance for fiscal 2021 appears in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2) The amounts shown represent the threshold, target and maximum payouts under performance share awards that we awarded in fiscal 2021 to the NEOs under our 2017 Incentive Stock and Awards Plan as we describe more fully under "Compensation Discussion and Analysis — Equity-based Long-term Incentive Awards — Performance Share Awards." Achievement of the threshold amount requires, as to half of the awards, relative total shareholder return (TSR) and, as to the other half, relative return on invested capital (ROIC) at or above the 25% percentile as compared to their respective comparator groups over a three-year TSR performance period or an 11 quarter ROIC performance period, respectively. Payments are pro-rated for performance between the 25th and 75th percentiles. The awards are subject to a payout cap, using our share price at the end of the performance period, equal to 400% of the aggregate value of the number of shares that the participant would have received for performance at the 50th percentile determined based on our share price on the date of the award of performance shares. We pay the awards that executives earn, including a pro-rata amount upon a qualifying retirement, in shares of our common stock on a one-for-one basis and include credit for any dividends our Board approves during the performance period. However, we do not pay dividends or dividend equivalents with respect to unearned performance share awards.

(3) The dollar amounts relating to the relative TSR performance share awards are based on valuations under a Monte Carlo simulation in accordance with FASB ASC Topic 718. Amounts relating to the relative ROIC performance share awards and restricted stock units are based on the fair market value of the underlying common stock on the grant date.

(4) The Committee approved and granted restricted stock units with a value of $1,250,000 to Mr. Pfeifer effective on his promotion to President and Chief Executive Officer on April 2, 2021.

OSHKOSH CORPORATION 2021 Proxy Statement 46

COMPENSATION TABLES

Outstanding Equity Awards at 2021 Fiscal Year End

	Option Awards					Stock Awards			
Name	Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#) (1)(2)(3)(4)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)(2)	Number of Shares or Units of Stock That Have Not Vested (#) (4)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (6)(7)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)(6)(7)(8)
John C. Pfeifer	3,316	6,634		90.28	11/18/29	50,957	5,216,468	32,850	3,362,855
Michael E. Pack	2,025			86.59	11/20/27	9,847	1,008,037	11,650	1,192,611
	2,683	1,342		66.09	11/19/28				
	675	1,350		90.28	11/18/29				
Frank R. Nerenhausen	10,300			66.89	11/21/23	13,468	1,378,719	19,050	1,950,149
	6,350			86.59	11/20/27				
	6,000	3,000		66.09	11/19/28				
	2,550	5,100		90.28	11/18/29				
Ignacio A. Cortina	5,225			86.59	11/20/27	10,254	1,049,702	17,200	1,760,764
	5,000	2,500		66.09	11/19/28				
	1,916	3,834		90.28	11/18/29				
James W. Johnson	4,475			86.59	11/20/27	10,231	1,047,347	13,350	1,366,640
	4,666	2,334		66.09	11/19/28				
	1,791	3,584		90.28	11/18/29				

(1) All options other than those described in footnote 2 below have a duration of ten years from the date of grant and vested or will vest ratably over a three-year period beginning on the first anniversary of the grant date.

(2) The options that expire on November 21, 2023 have a duration of seven years from the date of grant and vested ratably over a three-year period beginning on the first anniversary of the grant date.

(3) All options become fully vested upon termination of employment because of death, disability or retirement and must be exercised within one year of death or disability and three years of retirement. Retirement means that a participant's employment terminates at a time when the participant is at least age 55 and has completed at least five (5) years of continuous service with our Company.

(4) Mr. Jones retired effective April 2, 2021, which caused acceleration of vesting of his options that were not vested as of April 2, 2021.

OSHKOSH CORPORATION 2021 Proxy Statement 47

COMPENSATION TABLES

(5) The vesting dates for all restricted stock units that our NEOs held on September 30, 2021, are as follows (Mr. Jones retired and all RSUs that he held became fully vested under the plan provisions as of his retirement date):

Name	Vesting Date	No. of Units
John C. Pfeifer	11/16/2021	4,269
	11/18/2021	1,973
	4/2/2022	3,509
	5/1/2022	16,253
	5/11/2022	3,709
	11/16/2022	4,269
	11/18/2022	1,973
	4/2/2023	3,511
	5/11/2023	3,710
	11/16/2023	4,270
	4/2/2024	3,511
Michael E. Pack	11/16/2021	2,134
	11/18/2021	308
	11/19/2021	633
	4/3/2022	1,097
	11/16/2022	2,135
	11/18/2022	308
	4/3/2023	1,097
	11/16/2023	2,135
Frank R. Nerenhausen	11/16/2021	2,134
	11/18/2021	1,520
	11/19/2021	1,889
	5/6/2022	2,134
	11/16/2022	2,135
	11/18/2022	1,521
	11/16/2023	2,135
Ignacio A. Cortina	11/16/2021	2,134
	11/18/2021	1,136
	11/19/2021	1,577
	11/16/2022	2,135
	11/18/2022	1,137
	11/16/2023	2,135
James W. Johnson	11/16/2021	1,495
	11/18/2021	1,068
	11/19/2021	1,473
	5/6/2022	2,134
	11/16/2022	1,496
	11/18/2022	1,068
	11/16/2023	1,497

(6) We used the closing price of our common stock of $102.37 on September 30, 2021, to calculate the value of unvested units.

(7) The vesting dates for all performance shares that our NEOs held on September 30, 2021, are as follows (Mr. Jones retired and received payment in respect of his performance shares under the plan provisions and applicable award agreements as of his retirement date):

	Vesting Date of Performance Shares			
Name	TSR 09/30/22	TSR 9/30/23	ROIC 09/30/22	ROIC 09/30/23
John C. Pfeifer	3,800	10,550	5,800	12,700
Michael E. Pack	–	5,300	–	6,350
Frank R. Nerenhausen	2,950	5,300	4,450	6,350
Ignacio A. Cortina	2,200	5,300	3,350	6,350
James W. Johnson	2,050	3,700	3,150	4,450

OSHKOSH CORPORATION 2021 Proxy Statement 48

COMPENSATION TABLES

(8) The number and value of performance shares reflected in the above table (and in note (6)) assume performance at maximum level for the remaining awards.

2021 Option Exercises and Stock Vested

	Option Awards		Stock Awards	
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John C. Pfeifer	–	–	21,811	2,655,379
Michael E. Pack	–	–	2,355	231,592
Frank R. Nerenhausen	15,625	835,625	16,213	1,616,677
Ignacio A. Cortina	8,450	249,942	11,611	1,103,153
James W. Johnson	7,500	244,792	12,910	1,307,000
Wilson R. Jones (2)	242,700	9,624,847	159,723	17,841,629

(1) Reflects the amount calculated by multiplying the number of restricted stock units and performance shares vested by the market price of our common stock on the vesting date.

(2) Under the terms of Mr. Jones' restricted stock unit award agreements, 45,806 units vested, but were not paid on his retirement date of April 2, 2021 (44,985 of these shares represent the awards that vested in fiscal 2021 and 821 shares represent dividend equivalents on those vested shares). These shares will be paid in accordance with each grant's normal distribution schedule. Under the terms of Mr. Jones' performance shares under the plan provisions and applicable award agreements, 82,241 shares vested on his retirement date of April 2, 2021 and were paid in July 2021.

2021 Pension Benefits

The table below sets forth the number of years of credited service and the present value of accumulated benefits and payments during fiscal 2021 under the Oshkosh Corporation Retirement Plan and the Oshkosh Corporation Executive Retirement Plan for each NEO who participates in the plans.

Name	Plan Name	Number of Years of Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
John C. Pfeifer	Retirement Plan	–	–	–
	Executive Retirement Plan	–	–	–
Michael E. Pack	Retirement Plan	7	155,876	–
	Executive Retirement Plan	–	–	–
Frank R. Nerenhausen	Retirement Plan	27	745,367	–
	Executive Retirement Plan	3	1,100,554	–
Ignacio A. Cortina	Retirement Plan	–	–	–
	Executive Retirement Plan	–	–	–
James W. Johnson	Retirement Plan	3	138,022	–
	Executive Retirement Plan	3	56,657	–
Wilson R. Jones	Retirement Plan	8	366,961	–
	Executive Retirement Plan	5	897,710	–

OSHKOSH CORPORATION 2021 Proxy Statement 49

COMPENSATION TABLES (1) Under the Retirement Plan, years of credited service are based on the executive working one thousand hours during the plan year (i.e., March 1 through February 28). Years of credited service under the Executive Retirement Plan are based on completed years and months of employment, and vesting under the Executive Retirement Plan is based on completed years of employment as an executive officer. Participants do not accrue additional years of credited service under the Retirement Plan or the Executive Retirement Plan after December 31, 2012, but vesting service continues under both plans. (2) The actuarial values of the accumulated plan benefits for the Retirement Plan and the Executive Retirement Plan were calculated using the unit credit valuation method and the following assumptions, among others: that the participants retire at their first unreduced retirement age of 62; that the benefit calculation date is September 30, 2021, consistent with our accounting measurement date for financial statement reporting purposes; a discount rate of 2.80%; a post-retirement mortality assumption based on the Pri-2012 table with MP-2020 mortality improvement scale using a generational projection; final average pay based on current average pay, without projection; payment in the form of a single life annuity; that the Retirement Plan benefit accrued ratably over the participant’s years of service up to December 31, 2012, the date benefits were frozen; and that the Executive Retirement Plan benefit accrued ratably over the first 20 years from the date of hire up to December 31, 2012, the date benefits were frozen, and vested (or will vest) 20% per year from years 5 to 10 beginning when the employee became an officer. Oshkosh Corporation Retirement Plan — Under the Retirement Plan, a salaried employee is entitled to receive upon retirement at age 65 a monthly benefit equal to 50% of average monthly compensation less 45% of the primary social security benefit payable at age 65, reduced by 1/30th for each benefit accrual year of service less than 30, or certain actuarially equivalent benefits. Average monthly compensation is based on the average of the five highest consecutive years of base salary (subject to a maximum established pursuant to IRS regulations) prior to the participant’s normal retirement age or other date of termination. One thousand hours constitute a year of service. As of March 1, 1994, IRS regulations lowered the maximum amount of compensation allowed to be included in benefit calculations from $235,840 to $150,000. This amount was increased to $160,000 as of March 1, 1997, $170,000 as of January 1, 2000, $200,000 as of January 1, 2002, $205,000 as of January 1, 2004, $210,000 as of January 1, 2005, $220,000 as of January 1, 2006, $225,000 as of January 1, 2007, $230,000 as of January 1, 2008, $245,000 as of January 1, 2009 and $250,000 as of January 1, 2012. Accrued benefits calculated as of February 28, 1994 at the higher limit have been grandfathered. An employee who has reached the age of 55 with a minimum of five years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits. The pension benefits payable to such an employee are equal to 50% of the pension benefits that would have been payable had the employee remained employed with us until age 65. The percentage paid increases for each year of continued service with us between the date on which the employee reaches age 55 and the date on which the employee reaches age 65. The spouse of an employee who dies after becoming eligible for early retirement is entitled to a monthly benefit equivalent to 50% of the amount of the life annuity that would have been payable to a participant at normal retirement age. As of September 30, 2021, Mr. Nerenhausen and Mr. Johnson were eligible for retirement under the Retirement Plan but the other NEOs who were employees at that date were not eligible. Benefits under the Retirement Plan were frozen effective December 31, 2012; we now provide benefits under a new, qualified defined contribution plan. Oshkosh Corporation Executive Retirement Plan — Under the Executive Retirement Plan, certain of our officers, including the NEOs are entitled to receive upon retirement a monthly benefit equal to 24% of their average monthly compensation at age 55, increasing to 40% of average monthly compensation at age 62, in each case prorated if the executive has less than 20 years of service at retirement. This amount is reduced by the amount of any pension payable by us under the Retirement Plan, the annuity value of the executive’s 401(k) plan match, and 50% of the executive’s social security benefit. Average monthly compensation is based on the average of the executive’s compensation (base salary plus bonus) for the highest five years of pay (not necessarily consecutive) in the last ten years of credited service. The spouse of an executive who dies after becoming eligible for early retirement is entitled to receive 50% of the Executive Retirement Plan benefit that would have been payable to the executive as of September 30, 2021. As of September 30, 2021, Mr. Nerenhausen and Mr. Johnson were eligible for retirement under the Retirement Plan but the other NEOs who were employees at that date were not eligible. Benefits under the Executive Retirement Plan were frozen effective December 31, 2012; we now provide benefits under a new, non-qualified defined contribution plan. OSHKOSH CORPORATION 2021 Proxy Statement 50

COMPENSATION TABLES

2021 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (3)
John C. Pfeifer	–	136,592	14,490	–	214,004
Michael E. Pack	–	42,308	759	–	43,067
Frank R. Nerenhausen	–	236,508	170,883	–	1,721,058
Ignacio A. Cortina	–	43,938	48,337	–	260,279
James W. Johnson	–	179,778	223,223	–	1,487,354
Wilson R. Jones	–	79,960	671,507	–	4,186,953

(1) The amounts shown in this column represent benefits earned under the Defined Contribution Executive Retirement Plan, which amounts also appear in the "All Other Compensation" column in the 2021 Summary Compensation Table for fiscal 2021.

(2) The amounts shown in this column represent earnings in fiscal 2021 that are neither above market nor preferential. Accordingly, the amounts are not included in the Summary Compensation Table for fiscal 2021.

(3) The amount shown in this column in excess of the sum of the amounts from the preceding columns includes $58,965 for Mr. Pfeifer, $855,902 for Mr. Nerenhausen, $40,137 for Mr. Cortina, $343,097 for Mr. Johnson and $2,689,556 for Mr. Jones that was previously reported in the Summary Compensation Table for years prior to fiscal 2021. Mr. Pack was not eligible for benefits under the Defined Contribution Executive Retirement Plan prior to fiscal 2021.

Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers – Under the Deferred Compensation Plan, each participating NEO may defer up to 65% of base salary for the plan year, up to 85% of annual incentive compensation payable in the plan year for services and performance during the preceding plan year, and up to 100% of any share-based long-term incentives.

An executive participating in the Deferred Compensation Plan may elect to have deferrals credited to a fixed-income investment account or a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding plan year quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our common stock. Any dividends earned on our common stock are reinvested in each executive's stock account.

Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to ten years, at the election of the executive. Payments generally commence six months after the executive's separation from service with us. However, in the event of a change in control, as defined in the Deferred Compensation Plan, we will pay out the accounts of all executives in a single lump sum cash payment.

Oshkosh Corporation Defined Contribution Executive Retirement Plan – Under our non-qualified Defined Contribution Executive Retirement Plan, the NEOs are entitled to receive, upon separation from service, cash distributions of either a single lump sum payment or annual installments over a period of two to ten years, as elected by the participant, equal to the vested balance of the participant's account. A participant's account balance is equal to the sum of annual benefit credits made to the account, adjusted for returns based on the hypothetical investment experience of the selected investment option.

For any participant in our Executive Retirement Plan on December 31, 2012, the annual benefit credits are equal to a percentage of the participant's annual base salary and bonus. The percentage of compensation earned is 10% for participants under age 45; 12.5% for participants age 45 to 50; and 15% for participants over age 50. For individuals who became participants in our Executive Retirement Plan after December 31, 2012, the annual benefit credit is equal to the excess of the employer non-elective contribution under our tax-qualified Oshkosh Corporation and Affiliates Tax Deferred Investment Plan that would have been made for the applicable year but for the effect of the limitations imposed by Section 401(a)(17) or Section 415 of the Internal Revenue Code, over the amount of the contribution actually made. Effective June 1, 2014, all participants are immediately 100% vested.

Each participant's accumulated benefits change based on the hypothetical investment experience of the selected investment option. Available hypothetical investment options generally are the same as the investment options available under our tax-qualified defined contribution retirement plan.

OSHKOSH CORPORATION 2021 Proxy Statement 51

COMPENSATION TABLES

Potential Payments on Termination or Change-In-Control

The following tables disclose potential payments and benefits to which our NEOs would be entitled upon a termination of employment or a change-in-control of our Company. We list the estimated amount of compensation payable to each of our NEOs in each situation in the tables below as if the termination or change-in-control occurred on September 30, 2021, and assuming that our common stock had a value per share of $102.37, which was the closing market price on September 30, 2021. For Mr. Jones, we did not disclose payments and benefits to which he would have been entitled as of September 30, 2021 because his retirement date was prior to September 30, 2021 (April 2, 2021); rather, we provided actual amounts that vested upon his retirement. For other NEOs, the actual amount of payments and benefits can be determined only at the time of such a termination or change-in-control, and likely would vary from the estimated amounts in the tables below. Descriptions of the circumstances that would trigger payments or benefits to our NEOs, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits, and other material factors regarding such agreements and plans, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables. Refer to the Pension Benefits table above for the present value of amounts that our NEOs would receive upon retirement absent a change-in-control of our Company.

John C. Pfeifer	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change-in-Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts						
Cash Termination Payment				1,900,000		3,908,775
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				48,690		73,035
Outplacement Services						142,500
Legal and Accounting Advisor Services						11,000
Unvested Stock Options	80,205	80,205			80,205	80,205
Unvested Performance Shares	1,097,828	1,097,828			2,598,662	2,598,662
Unvested Restricted Stock and Restricted Stock Units	5,216,468	5,216,468			5,216,468	5,216,468
Unearned Annual Cash Incentive Awards				2,470,000	1,235,000	1,235,000
Executive Retirement Plan Benefits						
Additional Change-in-Control Retirement Benefits						
Excise Tax Gross Up Payment						
Total Pre-tax Benefit	6,394,501	6,394,501		4,418,690	9,130,335	13,265,645

OSHKOSH CORPORATION 2021 Proxy Statement 52

COMPENSATION TABLES Change-in-Control and Termination Without Cause or for Good Reason ($) Involuntary Termination Without Cause or for Good Reason ($) Change in Control ($) Death ($) Disability ($) Retirement ($) Michael E. Pack Triggered Payouts Cash Termination Payment Continued Life, Hospitalization, Medical and Dental Insurance Coverage Outplacement Services Legal and Accounting Advisor Services Unvested Stock Options Unvested Performance Shares Unvested Restricted Stock and Restricted Stock Units Unearned Annual Cash Incentive Awards Executive Retirement Plan Benefits Additional Change-in-Control Retirement Benefits Excise Tax Gross Up Payment 1,412,992 46,361 76,500 5,500 65,009 858,526 65,009 261,249 65,009 261,249 65,009 858,526 1,008,037 1,008,037 1,008,037 357,000 1,008,037 357,000 Total Pre-tax Benefit 1,334,295 1,334,295 2,288,572 3,829,925 Change-in-Control and Termination Without Cause or for Good Reason ($) Involuntary Termination Without Cause or for Good Reason ($) Change in Control ($) Death ($) Disability ($) Retirement ($) Frank R. Nerenhausen Triggered Payouts Cash Termination Payment Continued Life, Hospitalization, Medical and Dental Insurance Coverage Outplacement Services Legal and Accounting Advisor Services Unvested Stock Options Unvested Performance Shares Unvested Restricted Stock and Restricted Stock Units Unearned Annual Cash Incentive Awards Executive Retirement Plan Benefits Additional Change-in-Control Retirement Benefits Excise Tax Gross Up Payment 2,687,082 33,901 94,554 5,500 170,499 1,539,773 170,499 705,082 170,499 705,082 170,499 705,082 170,499 1,539,773 1,378,719 1,378,719 1,294,302 1,378,719 504,288 1,378,719 504,288 37,915 Total Pre-tax Benefit 2,254,300 2,254,300 2,169,883 3,593,279 6,452,231 OSHKOSH CORPORATION 2021 Proxy Statement 53

COMPENSATION TABLES

Ignacio A. Cortina	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change-in-Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts						
Cash Termination Payment						2,219,470
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						46,365
Outplacement Services						76,589
Legal and Accounting Advisor Services						5,500
Unvested Stock Options	137,053	137,053			137,053	137,053
Unvested Performance Shares	594,303	594,303			1,369,736	1,369,736
Unvested Restricted Stock and Restricted Stock Units	1,049,702	1,049,702			1,049,702	1,049,702
Unearned Annual Cash Incentive Awards					382,944	382,944
Executive Retirement Plan Benefits						
Additional Change-in-Control Retirement Benefits						
Excise Tax Gross Up Payment						
Total Pre-tax Benefit	1,781,058	1,781,058			2,939,435	5,287,359

James W. Johnson	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change-in-Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts						
Cash Termination Payment						2,035,144
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						46,168
Outplacement Services						78,795
Legal and Accounting Advisor Services						5,500
Unvested Stock Options	128,008	128,008	128,008		128,008	128,008
Unvested Performance Shares	495,053	495,053	495,053		1,080,080	1,080,080
Unvested Restricted Stock and Restricted Stock Units	1,047,347	1,047,347	988,189		1,047,347	1,047,347
Unearned Annual Cash Incentive Awards					393,975	393,975
Executive Retirement Plan Benefits						1,739
Additional Change-in-Control Retirement Benefits						
Excise Tax Gross Up Payment						
Total Pre-tax Benefit	1,670,408	1,670,408	1,611,250		2,649,410	4,816,756

OSHKOSH CORPORATION 2021 Proxy Statement 54

COMPENSATION TABLES Change-in-Control and Termination Without Cause or for Good Reason ($) Involuntary Termination Without Cause or for Good Reason ($) Change in Control ($) Death ($) Disability ($) Retirement ($) Wilson R. Jones (1) Triggered Payouts Cash Termination Payment Continued Life, Hospitalization, Medical and Dental Insurance Coverage Outplacement Services Legal and Accounting Advisor Services Unvested Stock Options Unvested Performance Shares Unvested Restricted Stock and Restricted Stock Units Unearned Annual Cash Incentive Awards Executive Retirement Plan Benefits Additional Change-in-Control Retirement Benefits Excise Tax Gross Up Payment 9,831,089 5,475,650 Total Pre-tax Benefit 15,306,739 (1) Awards shown were received by Mr. Jones as a result of his retirement effective April 2, 2021. OSHKOSH CORPORATION 2021 Proxy Statement 55

COMPENSATION AGREEMENTS Severance Agreement We have a severance agreement with Mr. Pfeifer. If we terminate Mr. Pfeifer’s employment without cause or Mr. Pfeifer terminates his employment for good reason, then, provided he executes a release of claims, Mr. Pfeifer will be entitled to receive severance compensation approximating two years’ salary and bonus, together with welfare benefits. Change-in-Control Agreements We currently have in effect Key Executive Employment and Severance Agreements, or KEESAs, with our executive officers, including each of our NEOs who was employed on September 30, 2021. Under the KEESAs, after a change-in-control of our Company, if the executive’s employment is terminated, other than by reason of death, disability or for cause, the executive is entitled to a cash termination payment and other benefits. The executive also is entitled to a cash termination payment and other benefits if, after the change-in-control, the executive terminates his or her employment for good reason. The termination payment will be equal to the sum of the executive’s annual salary in effect at the change-in-control (or any subsequent higher salary) plus the highest annual bonus award paid during the three years before the change-in-control, multiplied by the number of years remaining in the employment period (up to three but at least one for Mr. Pfeifer, and up to two, but at least one, for Messrs. Pack, Nerenhausen, Cortina and Johnson). The amounts in the tables assume the maximum three years for Mr. Pfeifer, or two years for Messrs. Pack, Nerenhausen, Cortina and Johnson remaining in the employment period. In addition, the KEESAs provide for outplacement services and continuation of life and disability insurance for up to three years, for Mr. Pfeifer or two years, for Messrs. Pack, Nerenhausen, Cortina and Johnson, as well as hospitalization, medical and dental coverage and other welfare benefits as in effect at the termination. To the extent that payments to would be considered “excess parachute payments”, the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit. In fiscal 2008, we revised the terms of the KEESAs to ensure that payments under the agreement are not “income includible under Section 409A” for purposes of the Internal Revenue Code. However, if payments under the agreement are nonetheless “income includible under Section 409A,” then we can be obligated to pay the executive the 20% additional income tax that Internal Revenue Code Section 409A imposes and interest and any additional taxes on this payment. In consideration of the KEESA benefits, each executive officer party to a KEESA agrees not to compete with us for a period of 18 months after leaving his position and to keep in confidence any proprietary or confidential information for the same period. Our Board of Directors can waive both conditions. Under the KEESAs, there is a “change-in-control” if: • • • any person is or becomes the beneficial owner of securities representing 25% or more of our outstanding common stock; there is a change in the composition of our Board of Directors that at least two-thirds of the existing directors have not approved; a merger, consolidation or share exchange with any other corporation (or the issuance of voting securities in connection with a merger, consolidation or share exchange) is consummated, after which our shareholders control less than 50% of combined voting power; or our shareholders approve a plan of complete liquidation or dissolution or a sale or disposition by us of all or substantially all our assets is consummated. • This definition of change-in-control also applies to our 2017 Incentive Stock and Awards Plan. Under the KEESAs, the term “cause” generally means: • • • • • committing any act of fraud, embezzlement or theft in connection with the executive’s duties; continuing, willful and unreasonable refusal by an executive to perform duties or responsibilities; willfully engaging in illegal conduct or gross misconduct that causes us demonstrable and serious financial injury; willfully disclosing our trade secrets or confidential information; or engaging in competition with us that our Board of Directors determines to be materially harmful to us. Under the KEESAs, the term “good reason” generally means: • a breach of the agreement by us; • any reduction in the executive’s base salary, percentage of base salary available as incentive compensation or bonus opportunity, or benefits; OSHKOSH CORPORATION 2021 Proxy Statement 56

COMPENSATION AGREEMENTS • a material adverse change in the executive’s working conditions or status with us from such working conditions or status in effect during the 180-day period prior to the change-in-control, including a significant change in the nature or scope of his or her authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy promptly after receipt of notice thereof; relocation of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment during the 180-day period prior to the change-in-control; a mandate that the executive travel on business to a materially greater extent than was required during the 180-day period prior to the change-in-control; our failure to cause a successor to assume the executive’s agreement; or termination of the executive’s employment after a change-in-control without proper notice. • • • • Performance Share Awards We granted performance share awards to our NEOs under our 2017 Incentive Stock and Awards Plan. Under this plan and the related award terms, if an executive’s employment terminates due to death, disability or retirement after the tenth trading day of the performance period in respect of an award, then the executive will receive a proportionate number of the shares of our common stock that the executive would have received had the performance period ended on the date of termination. If we cease to employ an executive for any reason other than death, disability or retirement, then the executive will forfeit any rights with respect to an award of performance shares. Under our 2017 Incentive Stock and Awards Plan, awards are subject to a form of “double trigger” vesting, which requires a termination of employment in addition to a change-in-control rather than “single trigger” vesting on a change-in-control. The amounts relating to relative TSR performance share awards that we granted in fiscal 2020 and 2021 reflect a payment amount equal to 154% and 108%, respectively, of the target performance share awards based on our relative TSR during the performance period. The amounts relating to relative ROIC performance share awards that we granted in fiscal 2020 and 2021 reflect a payment amount equal to 197% and 174%, respectively, of the target performance awards based on our relative ROIC during the performance period. Restricted Stock Units We have granted restricted stock unit awards to our NEOs under our 2017 Incentive Stock and Awards Plan. Under this plan and the related award agreements, if an executive’s employment terminates due to death or disability, then any restricted stock units that are not vested will become fully vested at the time of such termination. The restricted stock units also fully vest if an executive’s employment is terminated because of a qualified retirement, except that, if the qualified retirement occurs prior to the first anniversary of the grant date of the restricted stock unit award, then only a pro-rata portion of the restricted stock units will vest. Beginning with the November 2017 (fiscal 2018) grants, under the Oshkosh Corporation 2017 Incentive Stock and Awards Plan, we define qualified retirement as a retirement at a time when the executive is at least 55 years of age and has completed five years of service. The treatment of retirement prior to the first anniversary of the grant date as defined above has been maintained under the 2017 Incentive Stock and Awards Plan. Any grants made on or after February 7, 2017 are made under our 2017 Incentive Stock and Awards Plan. Mr. Nerenhausen and Mr. Johnson were eligible for a qualified retirement on September 30, 2021. If we cease to employ an executive for any reason other than death, disability or a qualified retirement, then any restricted stock units held by the executive that are not vested on the date of such termination will be immediately forfeited. Under our 2009 Incentive Stock and Awards Plan, effective upon a change-in-control of our Company, any restricted stock units that have not vested will vest and the executive will have the right to receive, in exchange for surrender of such restricted stock units, shares or an amount of cash equal to the greatest of (i) the fair market value of a share of our stock as determined on the date of the change-in-control, (ii) the highest per share price paid in the change-in-control transaction, or (iii) in certain change-in-control transactions, the fair market value of a share calculated on the date of surrender. Beginning with the November 2017 (fiscal 2018) equity grants, under our 2017 Incentive Stock and Awards Plan, awards are subject to a form of “double trigger” vesting, which requires a termination of employment in addition to a change-in-control rather than “single trigger” vesting on a change-in-control. Stock Option Agreements We have granted stock option awards to our NEOs under our 2017 Incentive Stock and Awards Plan. Under these plans and the related award terms, if an executive’s employment terminates due to death or disability, then the option award will become fully vested and OSHKOSH CORPORATION 2021 Proxy Statement 57

COMPENSATION AGREEMENTS will remain exercisable by the executive or his or her beneficiary for a period of one year after the date of such death or disability. If the executive’s employment terminates due to retirement, then the option award will become fully vested and will remain exercisable by the executive for a period of three years after the date of such retirement. Beginning with the November 2017 (fiscal 2018) equity grants, under our 2017 Incentive Stock and Awards Plan, awards are subject to a form of “double trigger” vesting, which requires a termination of employment in addition to a change-in-control rather than “single trigger” vesting on a change-in-control. The amounts in the tables above include the value attributable to unvested stock options that our NEOs held valued at the amount by which the closing price of our common stock on September 30, 2021, exceeds the exercise price of the unvested options. Annual Cash Incentive Awards Upon a change-in-control of our Company, for any annual cash incentive award that a named executive officer has not then earned, the executive is entitled to receive a proportionate amount of his or her annual cash incentive target award opportunity, based on the number of whole months that have elapsed in the fiscal year prior to the change-in-control. For each NEO, the amounts we disclose as “Unearned Annual Cash Incentive Awards” in the tables above assume that the change-in-control occurred prior to the end of the fiscal year (meaning the NEOs did not yet earn their annual cash incentive awards), but the amounts reflect the full target award opportunity rather than only a proportionate amount. The Summary Compensation Table reflects the actual amount of the annual cash incentive award that each NEO earned for fiscal 2021. NEOs would not be entitled to receive both the amount in the tables above and the amount in the Summary Compensation Table. Oshkosh Corporation Executive Retirement Plan Upon a change-in-control of our Company, executives participating in our Executive Retirement Plan are vested without regard to the normal vesting schedule under the plan. Furthermore, if an executive’s employment is terminated for any reason following the change-in-control, the executive will be entitled to receive a single lump-sum cash payment equal to the present value (as determined under the Executive Retirement Plan) of the executive’s earned and vested benefits under the Executive Retirement Plan through December 31, 2004, within 60 days after the termination of the executive’s employment. “Change-in-Control” is defined in the same manner as under the KEESAs for this purpose. The executive also will be entitled to receive a single lump-sum cash payment, within 60 days of the change-in-control, equal to the present value (as determined under the Executive Retirement Plan) of the executive’s then-earned and vested benefits under the Executive Retirement Plan that accrued subsequent to January 1, 2005. “Change-in-Control” has a specified meaning for this purpose as defined in the Executive Retirement Plan. The amounts we disclose as “Executive Retirement Plan Benefits” in the tables above include, for Mr. Nerenhausen and Mr. Johnson, who are not fully vested in their pension benefits, the value of the accelerated vesting of their benefits resulting from the change-in-control and the incremental increase in the value of their benefits resulting from the use of lump-sum-specific mortality and interest rate assumptions required by the Executive Retirement Plan that may differ from those used to calculate the monthly benefit that would have been paid upon retirement absent a change-in-control. Defined Contribution Executive Retirement Plan Under the Oshkosh Corporation Defined Contribution Executive Retirement Plan, following a change-in-control of our Company, any participant who is terminated will be entitled to receive an immediate single-sum distribution of his or her account balance within 60 days. Deferred Compensation Plans Termination of an executive officer or a change-in-control of our Company would not affect the amounts payable to our NEOs under the Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers. CEO Pay Ratio As required by Item 402(u) of SEC Regulation S-K, we are providing the following information about the ratio of the annual total compensation of our median employee to the annual total compensation of Mr. Pfeifer, our President and Chief Executive Officer (CEO). OSHKOSH CORPORATION 2021 Proxy Statement 58

COMPENSATION AGREEMENTS

We calculated annual total compensation as defined for purposes of the Summary Compensation Table for both the median employee and our CEO using fiscal 2021 compensation. We determined our median employee as of September 30, 2021 using base salary only.

In calculating the median employee's annual total compensation, the following compensation elements were included: base pay, shift differential, overtime, non-equity incentive compensation, and 401(k) match. Our median employee received none of the other types of compensation required to be included in the Summary Compensation Table: stock awards, option awards, change in pension value, nonqualified deferred compensation earnings, and other compensation. Based on this calculation, we estimate the ratio of our CEO's annual total compensation to the annual total compensation of our median employee for fiscal 2021 was 105:1.

This ratio has been calculated in a manner consistent with the requirements of Item 402(u) of Regulation S-K. The table below summarizes the pay ratio:

Consistently Applied Compensation Measure	Base salary only
Excluded Employees	Only the CEO
Median Employee Location	United States
FY2021 Annual Total Compensation — CEO	$7,837,367
FY2021 Annual Total Compensation — Median Employee	$74,337
Pay Ratio:	105:1

Mr. Jones and Mr. Pfeifer each served as our CEO for a portion of fiscal 2021. For pay ratio purposes, we have elected to consider the compensation of Mr. Pfeifer, who was serving as CEO as of the date that we chose our median employee. For the year ended September 30, 2021, the total compensation for Mr. Pfeifer was $6,013,750 as reported in the "Total" column of the Summary Compensation Table on page 44. As Mr. Pfeifer was appointed CEO effective April 2, 2021, we annualized his salary as CEO and treated the remainder of his compensation elements as follows:

Summary Compensation Table Components	Actual Values from Summary Compensation Table	For CEO pay ratio; annualized plus one-time values	Rationale
Salary	$841,784	$950,000	Annualized salary
One-time Stock Award	$1,252,182	$1,252,182	Not annualized
Stock Awards	$2,001,336	$3,253,518	Annualized
Non-equity incentive plan compensation	$1,743,109	$2,206,328	Annualized
All other compensation (1)	$175,339	$175,339	Annualized
Total CEO Pay	$6,013,750	$7,837,367	

(1) The All other compensation amount did not change based on his promotion.

The SEC's rules on identifying the median employee and determining the pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the pay ratio reported by other companies, which may have used other permitted methodologies or assumptions, and which may have a significantly different workforce structure from ours, may not be comparable to our CEO pay ratio.

OSHKOSH CORPORATION 2021 Proxy Statement 59

Proposal 3 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION As noted in the preceding discussion, executive compensation is an important matter both to us and to our shareholders. As a reflection of this importance and pursuant to SEC rules, we offer our shareholders the opportunity to approve, on a non-binding, advisory basis, the compensation of our NEOs. Accordingly, we are seeking input from shareholders with this advisory vote on the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement in accordance with the SEC’s executive compensation disclosure rules. The Human Resources Committee has overseen the development and implementation of our executive compensation program. We have designed our compensation program to directly link a significant portion of the compensation of our NEOs to defined performance standards that promote balance between the drive for near-term growth and long-term increase in shareholder value. The Committee also designed our compensation program to attract, retain and motivate key executives who are essential to the implementation of our growth initiatives and critical to the success of our strategy. The Human Resources Committee bases its executive compensation decisions on our core compensation principles, including the following: • • motivating our executives to perform with shareholders’ interests in mind; assembling and maintaining a senior leadership team with the skills necessary to successfully execute our strategy, maintain our competitiveness, and continue increasing the long-term market value of our Company; and balancing awards earned for short-term results with awards earned for strategic decisions that we expect will sustain our long-term performance and deliver the results aligned with our strategy. • We believe our existing compensation program has been effective in motivating our key executives to achieve favorable performance and results for our Company, aligning compensation with our financial performance results, giving our executives an ownership interest in our Company so their interests are aligned with our shareholders, and enabling us to attract and retain talented executives whose services are in key demand in our industry and market sectors. We continued to meet these objectives in fiscal 2021 even in the face of the COVID-19 pandemic. The Human Resources Committee took or implemented the following actions in fiscal 2021 with full consideration of our core compensation principles: • • • approved modest base salary increases for our NEOs in line with competitive market trends; set annual cash incentive award targets close to the 50th percentile of the market; structured our annual cash incentive awards for fiscal 2021 with aggressive operating income targets that reflected the uncertainties associated with the COVID-19 pandemic and subsequent recovery; approved long-term equity awards for our NEOs in line with competitive market trends which provide retention and recognize performance of our NEOs and other officers to support returns for our shareholders; continued to significantly limit the payout amount under new severance agreements that we enter into with our executive officers; and continued to limit the number and value of other benefits. • • • OSHKOSH CORPORATION 2021 Proxy Statement 60

PROPOSAL 3  | ADVISORY VOTE ON THE COMPENSATION OF OUR NAME EXECUTIVE OFFICERS Compensation actions like these demonstrate our philosophy of aligning executive compensation with our financial performance and the marketplace and increasing long-term shareholder value. We will continue to design and implement our executive compensation program and policies in line with this philosophy to promote favorable performance results and generate greater value for our shareholders. Our strategic objectives will continue to influence these decisions, focusing now on Innovate. Serve. Advance. We urge shareholders to read the Compensation Discussion and Analysis section and the accompanying compensation tables in this Proxy Statement, which provide detailed information on the compensation of our NEOs. The Human Resources Committee and our Board believe that our executive compensation program is effective in achieving our goals and that the compensation of our NEOs has supported and contributed to our success. The Board hopes shareholders will support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution: “RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and compensation tables and narrative discussion contained in this Proxy Statement.” This advisory vote on the compensation of our NEOs is not binding on us, the Board, or the Human Resources Committee. However, the Board and the Human Resources Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our NEOs. named executive officers as disclosed in the Compensation Discussion and OSHKOSH CORPORATION 2021 Proxy Statement 61 FOR  The Board of Directors recommends a vote FOR the compensation of our Analysis section and accompanying compensation tables contained in this Proxy Statement.

General Information About Annual Meeting and Voting Q&A - ANNUAL MEETING AND VOTING PROCEDURES Q: A: Why am I receiving these materials? This Proxy Statement relates to the solicitation by our Board of Directors of proxies to be voted at our 2022 Annual Meeting of Shareholders, and at any adjournments or postponements of the Annual Meeting. We mailed our Notice of Internet Availability of Proxy Materials and we are making available this Proxy Statement on January 5, 2022, to all Oshkosh shareholders of record as of the close of business on December 16, 2021, the record date for voting at the Annual Meeting. Q: A: Who can attend the Annual Meeting? The Annual Meeting is for our shareholders of record as of the close of business on December 16, 2021 and invited guests. Q: A: How can I attend the Annual Meeting? The 2022 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. The online meeting will begin promptly at 8:00 a.m., Central Time. We encourage you to access the meeting prior to the start time to provide ample time for check-in. Q: A: Who is eligible to vote? All persons who own our common stock as of the close of business on December 16, 2021, are eligible to vote at the Annual Meeting. There were 66,812,118 shares of common stock outstanding and eligible to vote on that date. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Q: A: What constitutes a quorum for the Annual Meeting? A quorum consisting of a majority of the votes represented by the outstanding shares of our common stock is needed to carry on the business of the Annual Meeting. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (when a broker does not have authority to vote on the proposal in question) are counted as present in determining whether there is a quorum. Q: A: How many votes are required to pass each of the proposals? This table shows the votes required for each proposal: Proposal Votes to pass Excluded from “votes cast” Election of directors The nine nominees who receive the most votes of all votes cast will be elected Abstentions, votes withheld, and broker non-votes Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2022 The votes cast “for” must exceed the votes cast “against” Abstentions Advisory vote on executive compensation The votes cast “for” must exceed the votes cast “against” Abstentions and broker non-votes OSHKOSH CORPORATION 2021 Proxy Statement 62

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING | Q&A - ANNUAL MEETING AND VOTING PROCEDURES Q: A: Who is soliciting my vote? In this Proxy Statement, our Board is soliciting your vote for matters being submitted for shareholder approval at the Annual Meeting. Giving us your proxy means that you authorize the individuals identified on the proxy card to vote your shares at the Annual Meeting in the manner you direct. If any matters not shown on the proxy card are properly brought before the Annual Meeting, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion. Q: A: How does the Board recommend shareholders vote? The Board unanimously recommends that you vote: FOR the election of all nine nominees to the Board of Directors; FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2022; and FOR the proposal to approve, by advisory vote, the compensation of our named executive officers. Q: A: How do I know if I am a shareholder of record and a beneficial owner of shares? If your common stock is held directly in your name with our transfer agent, Computershare Shareowner Services, you are considered a “shareholder of record” with respect to those shares. If this is the case, the Notice of Internet Availability of Proxy Materials has been provided directly to you. If your common stock is held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held for you in what is known as “street name”. If this is the case, you should have received the Notice of Internet Availability of Proxy Materials and a voting instruction form from your broker, bank or other nominee. As a beneficial owner, you cannot submit a proxy card to us directly, but you have the right to tell your bank, broker or other nominee how to vote your shares. The voting instruction form you received will not be accepted for voting purposes at the Annual Meeting. Q: A: Will my shares be voted if I do nothing? If you are a shareholder of record, you must submit your proxy in any of the ways stated below under “How do I vote” for your shares to be voted. If you return a proxy card by mail, or vote your shares via the internet or telephone, but do not give voting instructions, your shares will be voted in accordance with the recommendations of our Board. If you are a beneficial owner of shares held in “street name”, your bank, broker or other nominee may not vote your shares at the Annual Meeting on “non-routine matters”, as defined by the New York Stock Exchange, unless you have given voting instructions. Of the three proposals that will be considered at the Annual Meeting, only the ratification of the appointment of Deloitte & Touche LLP as our Company’s independent registered public accounting firm is considered a routine matter. If you do not give voting instructions to your broker, bank or other nominee, your shares will not be voted in the election of directors, or on the advisory vote regarding executive compensation. Q: A: How do I vote? There are four ways to vote: Internet at www.proxyvote.com Toll-free from the United States or Canada to 1-800-690-6903 Mailing the signed proxy or voting instruction form Virtual Annual Meeting OSHKOSH CORPORATION 2021 Proxy Statement 63

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING | Q&A - ANNUAL MEETING AND VOTING PROCEDURES Q: A: What if I receive more than one Notice of Internet Availability of Proxy Materials? If you received more than one Notice of Internet Availability of Proxy Materials, you may hold shares of Oshkosh common stock in more than one account. To ensure that all your votes are counted, please vote using one of the methods described above for each account in which you hold shares. Q: A: How can I revoke my proxy? If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by doing any of the following: (1) vote again by telephone or online; (2) execute and deliver a valid proxy with a later date; (3) notify our Secretary in writing (at Secretary, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902) that you revoke your proxy; or (4) vote in person at the virtual Annual Meeting. If you are a beneficial owner, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with that entity’s procedures, or you can obtain a proxy from the entity that holds your shares and vote in person at the virtual Annual Meeting. If you vote more than once with respect to the same shares, only the last-dated vote will be counted; each previous vote will be disregarded. Q: How do I vote if I am an employee participating in the Oshkosh Corporation Employee Stock Purchase Plan? If you participate in our Employee Stock Purchase Plan, you are a shareholder of record and can vote using any of the methods described above under “How do I vote?” A: Q: A: Who counts the votes? The independent inspector of election will tabulate the votes cast at the Annual Meeting. OSHKOSH CORPORATION 2021 Proxy Statement 64

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING | ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING Additional matters to come before the Annual Meeting Pursuant to our By-laws, a shareholder who wished to nominate a candidate for election to our Board of Directors or to present business at the Annual Meeting, other than a shareholder proposal pursuant to Rule 14a-8 or a nomination pursuant to our proxy access By-law provisions, was required to submit written notice that our Secretary received no later than November 3, 2021. Shareholders cannot raise these matters for the first time at the Annual Meeting. We did not receive any advance Board nominations or notice of any other business, and management knows of no matters other than those discussed in this Proxy Statement that are likely to be brought before the Annual Meeting. In the event any other matter properly comes before the Annual Meeting, the individuals named in the forms of proxy will vote the shares represented by each such proxy as directed by the Board or, if there is no such direction, in accordance with their judgment. Shareholders intending to present business at the 2023 Annual Meeting Shareholder Proposals All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (Rule 14a-8) for presentation at the 2023 Annual Meeting must be addressed to the attention of our Secretary, at 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902, and received at our offices by November 18, 2022, to be included in next year’s proxy statement. Because the date of our 2023 Annual Meeting will differ by more than 30 days from the date of the 2022 Annual Meeting due to the change in our fiscal year, this deadline is not based on the date we made available this Proxy Statement for the 2022 Annual Meeting. Rather, we chose a new date in accordance with Rule 14a-8(e)(2) under the Securities Exchange Act of 1934. Shareholder director nominations or other business Our By-laws include a proxy access provision stating that shareholders who meet the requirements set forth in our By-laws may under certain circumstances include a specified number of director nominees in our proxy materials. Among other things, shareholders desiring to utilize this process for the 2023 Annual Meeting must give written notice to our Secretary between October 3, 2022 and November 3, 2022. A shareholder who intends to present business, other than a shareholder proposal pursuant to Rule 14a-8, or to nominate a director at the 2023 Annual Meeting, other than pursuant to our proxy access By-law provisions, must give written notice to our Secretary between January 22, 2023 and February 16, 2023 and must otherwise comply with applicable By-law provisions. We are not required to present any proposal or consider any nomination received outside of that timeframe at the 2023 Annual Meeting (other than a proposal pursuant to Rule 14a-8 or a nomination pursuant to our proxy access By-law provisions). The Governance Committee will consider individuals recommended by shareholders for nomination to serve on the Board if the nominating shareholder complies with the additional procedures for recommendations described under “Governance of the Company - Governance Committee”. Delivery of proxy materials The Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2021 Annual Report to Shareholders are available online at www. proxyvote.com. If you share an address with one or more other beneficial owners of our common stock, you may collectively receive a single copy of our Notice of Internet Availability of Proxy Materials, Annual Report to Shareholders and Proxy Statement. We will promptly deliver additional copies of these documents upon request to Ms. Kristeen Jossart, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902, (920) 502-3059. Proxy solicitation matters We will bear the cost of soliciting proxies, including printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. Proxies may be solicited personally, by email, by mail or by telephone by certain of our directors, officers, regular employees or representatives. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining voting instructions from, beneficial owners of Oshkosh common stock. Additionally, we have retained Innisfree M&A Incorporated, a proxy solicitation firm, to help us solicit proxies for the Annual Meeting. We will pay Innisfree a fee of $20,000, plus reimbursement of out-of-pocket expenses. OSHKOSH CORPORATION 2021 Proxy Statement 65

Your Vote Counts! OSHKOSH CORPORATION Notice of Annual Meeting of Shareholders 2022 Annual Meeting Vote by February 21, 2022 11:59 PM ET OSHKOSH CORPORATION ATTN: INVESTOR RELATIONS 1917 FOUR WHEEL DRIVE OSHKOSH, WI 54902 D63268-P64571 SHAREHOLDERS MEETING NOTICE Important Notice Regarding the Availability of Proxy Materials for the Oshkosh Corporation Annual Shareholders Meeting to be held on Tuesday, February 22, 2022 at 8:00 a.m. CST. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on are located on the reverse side. Your vote is important! Meeting Information Meeting Type: Annual Meeting For holders as of: December 16, 2021 Date: February 22, 2022 Time: 8:00 a.m. Central Time Location: Meeting live via the Internet. Please visit: www.virtualshareholdermeeting.com/0SK2022. This communication is not a form of voting and only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Get informed before you vote You are receiving this communication because you hold shares in the company named above. View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to February 8, 2022. If you would like to request a copy of the material(s) for this and/or future shareholders meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* February 22, 2022 8:00 a.m. CST Virtually at: www.virtualshareholdermeeting.com/OSK2022 The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/OSK2022 and be sure to have the control number that is printed in the box above. *Please check the meeting materials for any special requirements for meeting attendance. V1.1 For complete information and to vote, visit www.ProxyVote.com Control #

Vote at www.ProxyVote.com SHAREHOLDERS MEETING NOTICE THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholders meeting. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. During the Annual Meeting, a list of our shareholders maintained under Wisconsin law will be available for viewing by shareholders at www.virtualshareholdermeeting.com/OSK2022. Board Recommends Voting Items each D63269-P64571 Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. 1. Election of Directors Nominees: 01) Keith J. Allman04) Kimberley Metcalf-Kupres07) John C. Pfeifer 02) Douglas L. Davis05) Stephen D. Newlin08) Sandra E. Rowland 03) Tyrone M. Jordan06) Duncan J. Palmer09) John S. Shiely FOR nominee 2. Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2022. FOR 3. Approval, by advisory vote, of the compensation of the Company’s named executive officers. FOR 4. To consider and act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

OSHKOSH CORPORATION
ATTN: INVESTOR RELATIONS
1917 FOUR WHEEL DRIVE
OSHKOSH, WI 54902

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time on February 21, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OSK2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Oshkosh Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time on February 21, 2022. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D63265-P64571 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OSHKOSH CORPORATION

A. The Board of Directors recommends that you vote FOR each of the following director nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Keith J. Allman
02) Douglas L. Davis
03) Tyrone M. Jordan
04) Kimberley Metcalf-Kupres
05) Stephen D. Newlin
06) Duncan J. Palmer
07) John C. Pfeifer
08) Sandra E. Rowland
09) John S. Shiely

B. The Board of Directors recommends that you vote FOR Proposals 2 and 3.

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2022.	☐	☐	☐
3. Approval, by advisory vote, of the compensation of the Company's named executive officers.	☐	☐	☐

C. Other Business.

4. To consider and act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

D. Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed. Please sign within the box(es).
I hereby acknowledge receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

Note: Please sign name exactly as it appears hereon. When signing as attorney, executor, trustee or guardian, please add title. For joint accounts, each owner should sign.

Signature	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on February 22, 2022: The Notice of Annual Meeting of Shareholders, the Proxy Statement and our 2021 Annual Report are available online at www.proxyvote.com D63266-P64571 PROXY OSHKOSH CORPORATION Revocable Proxy for the 2022 Annual Meeting of Shareholders THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I hereby appoint Stephen D. Newlin and Ignacio A. Cortina, and each of them, with full power to act without the other, and each with full power of substitution (the "Proxies"), as my proxy to vote all shares of Oshkosh Corporation Common Stock that I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Corporation (the "Company") on February 22, 2022 at 8:00 a.m. Central Standard Time virtually at www.virtualshareholdermeeting.com/OSK2022, or at any adjournment or postponement thereof, as set forth herein, hereby revoking any proxy previously given. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THEN THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1, "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE REGISTERED PUBLIC ACCOUNTING FIRM IN ITEM 2, AND "FOR" THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS IN ITEM 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. PLEASE MARK, SIGN, AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.